                                            FILED PURSUANT TO RULE NO. 424(b)(5)
                                            REGISTRATION NO. 333-70003



             Prospectus Supplement to Prospectus dated May 26, 1999
                               $1,032,351,000.00
                     First Security Auto Owner Trust 1999-2
                               Asset Backed Notes

                          First Security Bank(R), N.A.
                              Seller and Servicer

 CONSIDER              THE NOTES
 CAREFULLY THE
 RISK FACTORS ON
 PAGE S-8 IN THIS
 PROSPECTUS
 SUPPLEMENT AND
 THE RISK FACTORS
 BEGINNING ON PAGE
 9 IN THE
 PROSPECTUS.

                       The Seller will sell pursuant hereto the following
                       Notes:

                                                           Class A Notes
                                        ---------------------------------------------------
                                                                                              Class B
                                         A-1 Notes    A-2 Notes    A-3 Notes    A-4 Notes      Notes
              Initial Principal Amount  $199,000,000 $232,000,000 $276,000,000 $273,733,000 $51,618,000
              Interest Rate                5.015%       5.492%        6.00%        6.20%        6.20%
              Final Scheduled
               Distribution Date         June 2000    April 2002  October 2003 October 2006 October 2006
              Price to Public(1)        100.000000%  100.000000%  100.000000%   99.890625%   99.906250%
              Underwriting Discount(2)     0.125%       0.175%       0.200%       0.250%       0.300%
              Proceeds to Seller(3)      99.875000%   99.825000%   99.800000%   99.640625%   99.606250%

 The Notes
 represent
 obligations of
 the Trust only
 and do not
 represent
 obligations of or
 interests in, and
 are not
 guaranteed by,
 First Security
 Bank(R), N.A. or
 any of its
 affiliates.

                       (1) Plus accrued interest, if any, from June 2, 1999.
                           Total price to public (excluding suchinterest) = $1,032,003,212.66

                       (2) Total underwriting discount = $2,045,936.50


 This Prospectus
 Supplement may be     (3) Before deducting expenses payable by the Seller,
 used to offer and         estimated to be $500,000. Total proceeds to the
 sell the Notes            Seller = $1,029,957,276.16
 only if
 accompanied by
 the Prospectus.

                       . Principal and interest on all Notes will be payable
                         on each monthly Distribution Date. The first
                         Distribution Date will be June 15, 1999.



                       CREDIT ENHANCEMENT
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
                ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE

                           . The Class B Notes are subordinated to the Class A
                             Notes as described herein.
                        CONTRARY IS A CRIMINAL OFFENSE.


                           . Reserve Account, with an initial balance of
                             $25,808,785.94.
                       Underwriters of the Class A Notes

Credit Suisse First Boston

                    First Security Capital Markets, Inc.

                                       J.P. Morgan & Co.

                                                                 Lehman Brothers

                       Underwriters of the Class B Notes

Credit Suisse First Boston                 First Security Capital Markets, Inc.


                                  May 26, 1999

              Important Notice About Information Presented In This
             Prospectus Supplement And The Accompanying Prospectus

   We tell you about the Notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Notes, and (b) this Prospectus Supplement, which describes the specific terms of your Notes.

   If the terms of the Notes vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

   You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

   We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Terms" beginning on page S-32 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 52 in the accompanying Prospectus.

                             ---------------------

                               TABLE OF CONTENTS

                                     Page
                                     ----
SUMMARY OF TERMS....................  S-1
 The Parties........................  S-1
 The Securities.....................  S-1
 Credit Enhancement.................  S-4
 Trust Property.....................  S-5
 The Receivables....................  S-6
 Collection Account; Priority of
  Distributions.....................  S-6
 Tax Status.........................  S-6
 ERISA Considerations...............  S-7
 Legal Investment...................  S-7

RISK FACTORS........................  S-8
 Lack of Geographic
  Diversification...................  S-8
 Potential Delays in Payments On
  Notes Due to Potential Computer
  Program Problems Beginning in the
  Year 2000.........................  S-8

THE TRUST........................... S-10
 Capitalization of the Trust........ S-10
 The Owner Trustee.................. S-10

DELINQUENCY AND LOSS EXPERIENCE OF
 SELLER............................. S-11
 Delinquency Experience............. S-11
 Credit Loss/Repossession
  Experience........................ S-11

THE RECEIVABLES POOL................ S-12
 The Receivables.................... S-12
 Certain Characteristics............ S-12
 Composition of the Receivables..... S-12
 Distribution by Contract Rate of
  the Receivables................... S-13
 Distribution by Remaining Term of
  the Receivables................... S-13
 Geographic Distribution of the
  Receivables....................... S-14
 Payments on the Receivables........ S-14
 Weighted Average Life of the
  Notes............................. S-15


                                                               Page
                                                               ----
                         THE NOTES...........................  S-18
                          General............................  S-18
                          Payments of Interest...............  S-18
                          Payments of Principal..............  S-19
                          Monthly Dates......................  S-19
                          Redemption.........................  S-20
                          Parity and Priority of Notes.......  S-20
                          Voting Rights......................  S-20
                          Delivery of Notes..................  S-21

                         THE TRANSFER AND SERVICING
                          AGREEMENTS.........................  S-22
                          Distributions......................  S-22
                          Servicing Compensation.............  S-26
                          Advances...........................  S-26
                          Reserve Account....................  S-26

                         CERTAIN FEDERAL INCOME TAX
                          CONSEQUENCES.......................  S-27
                          Characterization as Debt...........  S-28
                          Characterization of the Trust......  S-28
                          Interest Income to Noteholders.....  S-28
                          Original Issue Discount............  S-28
                          Disposition of Notes...............  S-29
                          Information Reporting and Backup
                           Withholding.......................  S-29
                          Certain Tax Consequences to Foreign
                           Noteholders.......................  S-29

                         STATE AND LOCAL TAX CONSEQUENCES....  S-30

                         ERISA CONSIDERATIONS................  S-30

                         UNDERWRITING........................  S-30

                         LEGAL OPINIONS......................  S-31

                                SUMMARY OF TERMS

  . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of our offering of the Notes, we urge you to read carefully this entire document and the accompanying Prospectus, including the information under "Risk Factors" in both as well.

  . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

THE PARTIES

Issuer..................  First Security Auto Owner Trust 1999-2, a Delaware
                          business trust.

Seller and Servicer.....  First Security Bank(R), N.A. will be the Seller and the Servicer.

Indenture Trustee.......  The Chase Manhattan Bank will be the Indenture
                          Trustee.

Owner Trustee...........  Wilmington Trust Company will be the Owner Trustee.

THE SECURITIES            The Notes

                          The Trust will issue the following Notes:

                          . Class A Notes

                             . Class A-1 5.015% Asset Backed Notes in the
                               aggregate principal amount of $199,000,000.00;

                             . Class A-2 5.492% Asset Backed Notes in the
                               aggregate principal amount of $232,000,000.00;

                             . Class A-3 6.00% Asset Backed Notes in the
                               aggregate principal amount of $276,000,000.00;
                               and

                             . Class A-4 6.20% Asset Backed Notes in the
                               aggregate principal amount of $273,733,000.00.

                          . Class B 6.20% Asset Backed Notes in the aggregate
                            principal amount of $51,618,437.68, of which $51,618,000.00 will be offered hereby.

                          The Seller will retain a Class B Note in the aggregate principal amount of $437.68, which is not offered hereby.

                          The Notes will have the benefit of the credit enhancements described below.

                          Ratings of the Notes

                          We will not issue the Notes unless (1) the Class A-1 Notes are rated in the highest short-term rating category by at least two nationally recognized statistical rating agencies, (2) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are rated in the highest long-term rating category by at least two nationally recognized statistical rating agencies and (3) the Class B Notes are rated at least investment grade by at least two nationally recognized statistical rating agencies. After the Notes are issued, any ratings may be lowered or withdrawn by the applicable rating agencies.

                          Closing Date

                          The purchase of the Receivables and the issuance of the Notes will take place on June 2, 1999.

                          Distribution Dates

                          The 15th day of each calendar month (or, if not a Business Day, the next Business Day), beginning with June 15, 1999.

                          Interest Payments

                          . The interest rate for each Class of Notes is the
                            fixed rate as specified on the cover page of this Prospectus Supplement. Interest will be payable on all Notes on each Distribution Date.
                          . Interest on the Class A-1 Notes and the Class A-2
                            Notes will be calculated on the basis of the actual number of days elapsed from the last Distribution Date and a 360-day year.
                          . Interest on the Class A-3 Notes, the Class A-4
                            Notes and the Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.
                          . Payments of interest on the Class B Notes are
                            subordinated to interest payments on the Class A Notes as follows:
                             . On any Distribution Date, interest on the Class
                               B Notes will not be paid until all accrued and unpaid interest on the Class A Notes has been paid in full.
                             . After an acceleration of the Notes following an
                               Event of Default or if any Notes remain
                               outstanding on or after the applicable Final
                               Scheduled Distribution Date, no interest or principal will be paid on the Class B Notes until all principal and interest on the Class A Notes has been paid in full.

                          Principal Payments

                          . Principal on the Notes will be payable on each
                            Distribution Date in an aggregate amount based on the amount of principal collected on the Receivables during the related Collection Period. Except as provided below, such payments will be made as follows:

                             . first, 100% to the Class A-1 Notes until the
                               Class A-1 Notes are paid in full; and

                             . second, (1) the Class A Principal Percentage to
                               the Class A Notes until paid in full (all of which shall be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full) and (2) the Class B Principal Percentage to the Class B Notes until paid in full; provided, however, that principal on the Class B Notes will not be paid on any Distribution Date until the Class A Noteholders' Principal Distributable Amount for such Distribution Date has been paid in full; provided further, that so long as any Class A Notes are outstanding, if the amount in the Reserve Account (after giving effect to all deposits or withdrawals therefrom with respect to such Distribution Date) is less than the

                              Specified Reserve Account Balance for such
                              Distribution Date, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes.

                          . From and after the occurrence of a Gross Loss
                            Trigger Event, except as provided below, principal payments will be made as follows:
                             . first, 100% to the Class A Notes until paid in
                               full (all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full); and
                             . second, 100% to the Class B Notes until paid in
                               full.

                          . In addition to the above, payments of principal on
                            the Class B Notes are subordinated to payments of interest and principal on the Class A Notes such that after an acceleration of the Notes following an Event of Default or if any Notes remain outstanding on or after the applicable Final Scheduled Distribution Date:

                             . In lieu of the above, principal payments will
                               be made as follows:
                               . first, to the Class A Noteholders ratably
                                 according to the amount due and payable on each class until all the Class A Notes have been paid in full; and
                               . second, to the Class B Noteholders until the
                                 Class B Notes have been paid in full.
                             . Any amounts otherwise payable as interest and
                               principal on the Class B Notes will be
                               available to make payments of principal on the Class A Notes.

                          Final Scheduled Distribution Dates

                          The outstanding principal amount, if any, of each class of Notes will be payable in full on the date set forth below. We refer to each such date as a "Final Scheduled Distribution Date". If any class of Notes is not repaid in full on or prior to the applicable Final Scheduled Distribution Date, an Event of Default will occur. In addition, in such event, no interest or principal will be paid as to the Class B Notes until all interest and principal has been paid on the Class A Notes.

                   Notes      Final Scheduled Distribution Date
                   -----      ---------------------------------
                   Class A-1  June 2000 Distribution Date
                   Class A-2  April 2002 Distribution Date
                   Class A-3  October 2003 Distribution Date
                   Class A-4  October 2006 Distribution Date
                   Class B    October 2006 Distribution Date

                          Redemption

                          The Class A-4 Notes and the Class B Notes will be redeemed in whole on any Distribution Date if the Servicer exercises its option to purchase from the Trust the Receivables and other Trust Property. The Servicer may exercise this option only if:
                          . the Aggregate Receivables Balance declines to 10%
                            or less of the Aggregate Starting Receivables
                            Balance;

                          . the aggregate of the Repurchase Amount of the
                            Receivables (other than Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all Notes, plus accrued and unpaid interest thereon; and

                          . the Class A-1 Notes, the Class A-2 Notes and the
                            Class A-3 Notes have been paid in full.

                          The redemption price will be equal to the unpaid principal amount of such Class A-4 Notes and Class B Notes, plus accrued and unpaid interest thereon.

                          Voting Rights

                          If the Prospectus specifies certain circumstances under which a specified percentage in principal amount of the outstanding Notes must consent, approve, direct or request an action, such action shall be valid only if such specified percentage in principal amount of all the outstanding Class A Notes (or, in the event no Class A Notes are outstanding, all outstanding Class B Notes) voting together as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

                          Any Notes held by the Seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

CREDIT ENHANCEMENT        Subordination

                          The Class B Notes are subordinated to the Class A Notes. This provides additional credit enhancement for the Class A Notes.

                          . No interest will be paid on the Class B Notes on
                            any Distribution Date until all accrued and unpaid interest on the Class A Notes has been paid in full.

                          . No principal will be paid on the Class B Notes on
                            any Distribution Date until all principal payable on the Class A Notes on such Distribution Date has been paid in full.

                          . On any Distribution Date, if the amount in the
                            Reserve Account (after giving effect to all withdrawals or deposits therefrom with respect to such Distribution Date) is less than the Specified Reserve Account Balance, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes.

                          . From and after the occurrence of a Gross Loss
                            Trigger Event,

                             . no principal will be paid on the Class B Notes
                               until all principal owed on the Class A Notes has been paid in full; and

                             . amounts otherwise payable as principal on the
                               Class B Notes will be available to make
                               payments of principal on the Class A Notes.

                          . After an acceleration of the Notes following an
                            Event of Default or if any of the Notes remain outstanding on and after the applicable Final Scheduled Distribution Date,

                             . no principal or interest will be paid on the
                               Class B Notes until all principal and interest owed on the Class A Notes has been paid in full; and

                             . amounts otherwise payable as interest and
                               principal on the Class B Notes will be
                               available to make payments of principal on the Class A Notes.

                          Reserve Account

                          Funds on deposit in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes due to delinquencies and defaults on the Receivables. Amounts in the Reserve Account will also be available to pay servicing fees and to make principal payments on the Final Scheduled Distribution Date for each class of Notes.

                          The Reserve Account will be funded as follows:

                          . On the Closing Date, the Seller will deposit the
                            Reserve Account Initial Deposit of $25,808,785.94 into the Reserve Account.

                          . On each Distribution Date, any collections on the
                            Receivables remaining after providing for all required payments to holders of the Notes, the payment of the Total Servicing Fee and reimbursement of Outstanding Advances will be deposited in the Reserve Account.

                          On each Distribution Date, any amount in the Reserve Account in excess of the Specified Reserve Account Balance will be paid to the Certificateholders (which will initially be the Seller). The Noteholders will have no further rights to any amounts paid to the Certificateholders from the Reserve Account.

                          The "Specified Reserve Account Balance" for any Distribution Date will equal 4.5% of the Aggregate Receivables Balance as of the last day of the related Collection Period. However, the Specified Reserve Account Balance will be calculated as 9.0% of the Aggregate Receivables Balance for any Distribution Date (beginning on the September 1999 Distribution
                          Date) on which the Average Net Loss Ratio exceeds 1.50% or the Average Delinquency Ratio exceeds 1.25%. In no event will the Specified Reserve Account Balance be less than the lesser of (i) $20,647,028.75 and (ii) the aggregate outstanding principal amount of the Notes. We may change this definition without your consent so long as the change does not cause the ratings of the Notes to be reduced or withdrawn.

TRUST PROPERTY            The primary assets of the Trust will be the
                          Receivables, which are a pool of fixed rate retail motor vehicle installment sales contracts and installment loans made by the Seller or through a Dealer that sold a motor vehicle. The Receivables in the Trust will be sold by the Seller to the Trust.
                          The Trust Property will also include:

                          . All monies due or received under the Receivables
                            after the Cutoff Date;

                          . A security or ownership interest in the new and
                            used automobiles and lights trucks financed by the Receivables;

                          . Any proceeds from claims on certain related
                            insurance policies or from Obligors under the Receivables;

                          . Amounts on deposit in the Trust Accounts, including
                            the Reserve Account;

                          . Certain rights of the Seller relating to
                            Receivables from agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents; and

                          . All rights of the Trust under the Sale and
                            Servicing Agreement.

                          The Trust Property will be assigned by the Trust to the Indenture Trustee for the benefit of the Noteholders (to the extent provided in the Indenture) and the Certificateholders.

THE RECEIVABLES           On the Closing Date, the Trust will acquire
                          Receivables with an Aggregate Starting Receivables
                          Balance of $1,032,351,437.68 as of the Cutoff Date.
                          As of the Cutoff Date:

                          . the weighted average Contract Rate of the
                            Receivables is approximately 9.959%;

                          . the weighted average remaining term (i.e., the
                            period from but excluding the Cutoff Date to and including each Receivable's maturity date) of the Receivables is approximately 63.75 months; and

                          . the weighted average original term of the
                            Receivables is approximately 67.87 months.

                          No Receivable has a scheduled maturity later than the date that is six months prior to the Final Scheduled Distribution Date for the Class B Notes.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS
                          On each Distribution Date, funds on deposit in the Collection Account relating to payments received on the Receivables with respect to the prior Collection Period will be applied to the following (in the priority indicated but subject to the subordination provisions described above):

                          (i) reimbursement of Outstanding Advances;
                          (ii) the Total Servicing Fee;
                          (iii) accrued and unpaid interest on the Class A
                                Notes;
                          (iv) accrued and unpaid interest on the Class B
                               Notes;
                          (v) principal on the Class A Notes, up to the Class A
                              Noteholders' Principal Distributable Amount;
                          (vi) principal on the Class B Notes, up to the Class
                               B Noteholders' Principal Distributable Amount;
                               and
                          (vii) the remainder, if any, to be deposited in the
                                Reserve Account.

                          Funds on deposit in the Reserve Account will also be available as described herein.

TAX STATUS                As described below under "Certain Federal Income Tax
                          Consequences," Kirkland & Ellis, special Federal tax counsel to the Seller, will opine that for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax
                          Consequences" herein for additional information concerning the application of Federal tax laws to the Trust and the Notes. See also "State and Local Tax
                          Consequences."

ERISA CONSIDERATIONS      Subject to the considerations discussed under "ERISA
                          Considerations," the Notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" herein and "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT          The Class A-1 Notes will be eligible securities for
                          purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of
                          1940, as amended.

                                  RISK FACTORS

   In addition to the other information contained in this Prospectus Supplement, you should consider the following risk factor and the risk factors set forth in the Prospectus in deciding whether to purchase the Notes.

Lack of Geographic             Economic conditions in states where Obligors
Diversification                reside may affect the delinquency, loan loss
                               and repossession experience of the Trust with respect to the Receivables. As of the Cutoff
                               Date, the mailing addresses of Obligors with respect to 29.45%, 17.96% and 14.27% by
                               Aggregate Receivables Balance of the
                               Receivables were located in Washington, Idaho and Utah, respectively. Adverse economic conditions in Washington, Idaho and Utah, or that area of the country generally, may have a disproportionate impact on the performance of the Receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the Receivables and could reduce or delay payments to you. See "The Receivables Pool--Certain
                               Geographic Distribution of the Receivables."

Potential Delays in Payments   An issue affecting the Servicer and others is
On Notes Due to Potential      the inability of some computer systems and
Computer Program Problems      applications to process the year 2000 and
Beginning in the Year 2000     beyond. To address this problem, in 1996, First
                               Security Corporation, the parent company of the Servicer, initiated a company-wide program to manage its overall Year 2000 compliance effort.
                               As part of this program, First Security
                               Corporation established a centralized Year 2000
                               Program Office to coordinate its compliance efforts. The Servicer participates closely with First Security Corporation's centralized Year
                               2000 Steering Committee. The Information
                               Technology Association of America has certified the Corporation's program as meeting its Year
                               2000 best practices standards.

                               The most reasonably likely worst case scenario for the Servicer with respect to the Year 2000 problem as it relates to the Notes is the failure of an external product or service provider, such as a provider of electric power or telephone services, to be Year 2000 compliant. This could result in a delay in collecting Receivables, which in turn could result in a delay in making payments on the Notes.

                               The Servicer has established a Year 2000 business resumption planning committee to evaluate business disruption scenarios, coordinate the establishment of Year 2000 contingency plans and identify and implement preemptive strategies. Detailed contingency plans for critical business processes were developed by December 31, 1998. In addition, the Servicer is coordinating with First Security Corporation's Information Protection Department on Year 2000 issues. The trust will not be responsible for paying any Year 2000 compliance costs incurred by the Servicer.

                               We have been advised by the Indenture Trustee, to the extent applicable to its services under the agreements it is a party to, that it is committed either to (1) implement modifications to its existing systems to the extent required to cause it to be Year 2000 ready or (2) acquire computer systems that are Year 2000 ready, in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Indenture Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Indenture Trustee are not fully Year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the Receivables could result in a delay in receiving payments on the Notes.

                                   THE TRUST

   The Issuer, First Security Auto Owner Trust 1999-2 (the "Trust"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of the Closing Date between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (as amended and supplemented from time to time, the "Trust Agreement"). After its formation, the Trust will not engage in any activities other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will deliver the Securities to the Seller in exchange for the Receivables and other assets pursuant to the Sale and Servicing Agreement.

   The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

   The following table illustrates the capitalization of the Trust as of the Cut-Off Date as if the issuance and sale of the Notes offered hereby or retained by the Seller had taken place on such date:

     Class A-1 5.015% Asset Backed Notes..................... $  199,000,000.00

     Class A-2 5.492% Asset Backed Notes..................... $  232,000,000.00

     Class A-3 6.00% Asset Backed Notes...................... $  276,000,000.00

     Class A-4 6.20% Asset Backed Notes...................... $  273,733,000.00

     Class B 6.20% Asset Backed Notes........................ $   51,618,437.68
                                                              -----------------
      Total.................................................. $1,032,351,437.68
                                                              =================

   The Trust will also issue Certificates. The Certificates represent the equity of the Trust and will be issued pursuant to the Trust Agreement. A Class B Note in the aggregate principal amount of $437.68 and the Certificates will initially be held by the Seller and/or one or more of its affiliates and are not offered hereby.

The Owner Trustee

   Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                   DELINQUENCY AND LOSS EXPERIENCE OF SELLER

   The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans (including Motor Vehicle Loans that it previously sold but continues to service). The tables include both Motor Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for Obligors, rising consumer debt burden per household and increases in personal bankruptcies.

   No assurance can be made that the delinquency and loss experience for the Motor Vehicle Loans as a whole or those transferred to the Trust will be similar to the historical experience set forth below.

Delinquency Experience

                                As of March 31,                                                  As of December 31,
                   --------------------------------------------  --------------------------------------------------------------
                           1999                   1998                   1998                 1997                 1996
                   ---------------------  ---------------------  -------------------- -------------------- --------------------
                   Number of              Number of              Number of            Number of            Number of
                       Loans      Amount      Loans      Amount      Loans     Amount     Loans     Amount     Loans     Amount
                   ---------  ----------  ---------  ----------  --------- ---------- --------- ---------- --------- ----------
                                                                      (Dollars in Thousands)
 Portfolio at
 Period End......    326,740  $3,872,070    253,527  $2,709,969    303,595 $3,495,181   242,396 $2,557,565   200,922 $1,979,782
 Delinquency(1)
 30-59 Days......      4,278  $   46,686      3,139  $   33,095      5,002 $   53,150     3,557 $   35,995     3,380 $   31,646
 60-89 Days......      1,485  $   16,840        789  $    8,543      1,726 $   18,839       765 $    8,035     1,209 $   11,330
 90 Days or
 More............        776  $    8,481        470  $    5,336        792 $    8,891       444 $    4,694       600 $    5,947
 Total
 Delinquencies...      6,539  $   72,007      4,398  $   46,974      7,520 $   80,880     4,766 $   48,724     5,189 $   48,923
 Total
 Delinquencies as
 Percentage of
 the Portfolio...       2.00%       1.86%      1.73%       1.73%     2.48%      2.31%     1.97%      1.91%     2.58%      2.47%
                           1995
                   --------------------
                   Number of
                       Loans     Amount
                   --------- ----------
 Portfolio at
 Period End......    193,634 $1,824,411
 Delinquency(1)
 30-59 Days......      2,867 $   24,914
 60-89 Days......        557 $    5,358
 90 Days or
 More............        255 $    2,462
 Total
 Delinquencies...      3,679 $   32,734
 Total
 Delinquencies as
 Percentage of
 the Portfolio...      1.90%      1.79%

-------------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans other than Motor Vehicle Loans previously charged off.

Credit Loss/Repossession Experience

                           Three Months Ended
                                March 31,                        Year Ended December 31,
                          ----------------------  ------------------------------------------------------
                                1999        1998        1998       1997       1996       1995       1994
                          ----------  ----------  ---------- ---------- ---------- ---------- ----------
                                                     (Dollars in Thousands)
Portfolio Balance at
 Period End.............  $3,872,070  $2,709,969  $3,495,181 $2,557,565 $1,979,782 $1,824,411 $1,885,491
Average Portfolio
 Balance during Period..  $3,713,832  $2,659,611  $3,020,363 $2,270,731 $1,883,171 $1,850,693 $1,670,756
Average Number of Loans
 Outstanding during the
 Period.................     317,204     249,840     273,261    222,092    195,749    195,834    180,660
Number of Repossessions
 during the Period......       2,068       1,462       6,207      4,967      4,198      4,153      3,528
Number of Repossessions
 as percentage of
 Average Number of Loans
 Outstanding(4).........        2.61%       2.34%      2.27%      2.24%      2.14%      2.12%      1.95%
Gross Charge-offs(1)....  $   19,574  $    9,929  $   53,485 $   39,184 $   29,488 $   25,644 $   17,354
Recoveries on Loans
 Previously Charged
 Off(2).................  $    8,851  $    4,172  $   19,882 $   16,901 $   11,849 $   11,321 $    8,370
Net Charge-offs(3)......  $   10,723  $    5,757  $   33,604 $   22,283 $   17,639 $   14,323 $    8,985
Net Charge-offs as a
 Percentage of Portfolio
 Balance at Period
 End(4).................        1.11%       0.85%      0.96%      0.87%      0.89%      0.79%      0.48%
Net Charge-offs as a
 Percentage of Average
 Balance During
 Period(4)..............        1.15%       0.87%      1.11%      0.98%      0.94%      0.77%      0.54%

-------------------
(1) Gross Charge-offs are generally stated net of liquidation proceeds.
(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.
(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.
(4) Annualized.

                              THE RECEIVABLES POOL

The Receivables

   Approximately 97.23% of the Aggregate Receivables Balance of Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("Contract Rate") of at least 7.5% and less than 30%; (iii) each Receivable had a remaining maturity, as of April 25, 1999 (the "Cutoff Date"), of not less than 6 months and not more than 84 months; (iv) each Receivable had a remaining principal balance of not less than $100 and not more than $91,000 as of the Cutoff Date; (v) no Receivable was more than 29 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable (as described below); (viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after July 28, 1992. No procedures adverse to Noteholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Noteholders are described in the Prospectus.

Certain Characteristics

   As of the Cutoff Date, approximately 37.41% of the Aggregate Receivables Balance was attributable to loans for purchases of new Financed Vehicles and approximately 62.59% of the Aggregate Receivables Balance was attributable to loans for purchases of used Financed Vehicles.

   The composition, distribution by Contract Rate and distribution by remaining term of the Receivables as of the Cutoff Date are set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

Composition of the Receivables

                      Aggregate
Weighted Average      Starting                           Average
Contract Rate of     Receivables         Number of      Receivable Weighted Average Weighted Average
  Receivables          Balance      Receivables in Pool  Balance    Original Term    Remaining Term
----------------     -----------    ------------------- ---------- ---------------- ----------------
     9.959%       $1,032,351,437.68       63,751        $16,193.49    67.87 mos.       63.75 mos.

Distribution by Contract Rate of the Receivables

                            Number of     Receivables    Percentage of Aggregate
Contract Rate Range        Receivables      Balance        Receivables Balance
-------------------        ----------- ----------------- -----------------------
 7.500- 7.999%............    8,694    $     161,557,218          15.65%
 8.000- 8.999.............   16,066          286,485,778          27.75
 9.000- 9.999.............   13,582          224,957,454          21.79
10.000-10.999.............    8,585          131,723,907          12.76
11.000-11.999.............    5,381           80,693,164           7.82
12.000-12.999.............    4,308           60,710,590           5.88
13.000-13.999.............    2,427           32,898,585           3.19
14.000-14.999.............    1,606           20,755,942           2.01
15.000-15.999.............    1,137           13,465,307           1.30
16.000-16.999.............      702            8,056,572           0.78
17.000-17.999.............      317            3,342,550           0.32
18.000-18.999.............      498            4,309,599           0.42
19.000-19.999.............      152            1,428,710           0.14
20.000-20.999.............       72              586,466           0.06
21.000-21.999.............      128              850,124           0.08
22.000-22.999.............       26              204,801           0.02
23.000-23.999.............       20              132,223           0.01
24.000-24.999.............       24              103,717           0.01
25.000-25.999.............       16               61,868           0.01
26.000-26.999.............        2                5,596           0.00
27.000-27.999.............        0                    0           0.00
28.000-28.999.............        3                6,650           0.00
29.000-29.999.............        5               14,616           0.00
                             ------    -----------------         ------
 Total....................   63,751    $1,032,351,437.68         100.00%
                             ======    =================         ======

Distribution by Remaining Term of the Receivables

                            Number of     Receivables    Percentage of Aggregate
Remaining Term (Months)    Receivables      Balance        Receivables Balance
-----------------------    ----------- ----------------- -----------------------
1-12......................      436    $       1,202,409           0.12%
13-24.....................    1,470            6,977,202           0.68
25-36.....................    3,297           24,355,809           2.36
37-48.....................    6,051           62,762,804           6.08
49-60.....................   15,652          224,687,819          21.76
61-66.....................   11,383          199,992,870          19.37
67-72.....................   24,979          499,251,233          48.36
73-78.....................      329            8,450,722           0.82
79-84.....................      154            4,670,570           0.45
                             ------    -----------------         ------
 Total....................   63,751    $1,032,351,437.68         100.00%
                             ======    =================         ======

Geographic Distribution of the Receivables

   The following table sets forth the percentage of the Aggregate Receivables Balance of the Receivables in the states with the largest concentration of Receivables. No other state accounts for more than 1.0% of the Aggregate Receivables Balance of the Receivables.

                                                         Percentage of Aggregate
     State                                                 Receivables Balance
     -----                                               -----------------------
     Washington.........................................         29.45%
     Idaho..............................................         17.96%
     Utah...............................................         14.27%
     Oregon.............................................          9.25%
     Nevada.............................................          7.20%
     California.........................................          6.11%
     Wyoming............................................          5.27%
     Montana............................................          3.91%
     South Dakota.......................................          1.91%
     Colorado...........................................          1.52%
     Oklahoma...........................................          1.11%

Payments on the Receivables

   All Receivables provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receivable"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level months payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the Receivable Balance multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid Receivable Balance of the Receivables. Accordingly, if an Obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the Receivable Balance as of such date.

   The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceedings from credit life, disability, theft or physical damage, insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

Weighted Average Life of the Notes

   Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model (the "Model"), is based on an assumed rate of prepayment (the "ABS") each month relative to the original number of receivables in a pool of receivables. The Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

   As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables and the final payment in respect of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

   The table on the following pages captioned "Percent of Initial Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables, as described below. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Notes are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month) and (iv) the Servicer does not exercise its option to purchase the Receivables. The pool has an assumed cutoff date of April 25, 1999. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal balance of each class of the Notes that is projected to be outstanding after payments are made on each of the Distribution Dates shown at various constant ABS percentages. The ABS Table also indicates the month in which the Servicer can exercise its option to purchase the Receivables and the associated projected average weighted life.

   The ABS Table also assumes that the Receivables have been aggregated into a hypothetical pool, with all of the Receivables within the pool having the following characteristics and that the level scheduled monthly payment (which is based on its Aggregate Receivables Balance, annual percentage rate ("APR"), original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that the pool will be fully amortized by the end of its remaining term to maturity.

                Aggregate               Original Term to   Remaining Term
           Receivables Balance    APR   Maturity (mos.)  to Maturity (mos.)
           -------------------    ---   ---------------- ------------------
           $1,032,351,437.68     9.959%       68                64

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within the hypothetical pool could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the Notes.

        PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                                  Class A Notes
                 ---------------------------------------------------------------------------------------------------------------
                       Class A-1 Notes             Class A-2 Notes             Class A-3 Notes             Class A-4 Notes
                 --------------------------- --------------------------- --------------------------- ---------------------------
Distribution
Date               0.5%   1.2%   1.5%   1.8%   0.5%   1.2%   1.5%   1.8%   0.5%   1.2%   1.5%   1.8%   0.5%   1.2%   1.5%   1.8%
------------     ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing Date.... 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
6/15/99.........  91.21  87.36  85.64  83.88 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
7/15/99.........  82.43  74.83  71.44  67.95 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
8/15/99.........  73.66  62.41  57.38  52.22 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
9/15/99.........  64.91  50.09  43.47  36.68 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/99........  56.17  37.89  29.72  21.34 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/99........  47.45  25.80  16.12   6.20 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/99........  38.73  13.82   2.68   0.00 100.00 100.00 100.00  92.97 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
1/15/00.........  30.04   1.95   0.00   0.00 100.00 100.00  91.47  81.12 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
2/15/00.........  21.36   0.00   0.00   0.00 100.00  92.12  80.92  69.43 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
3/15/00.........  12.69   0.00   0.00   0.00 100.00  82.76  70.50  57.92 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
4/15/00.........   4.04   0.00   0.00   0.00 100.00  73.50  60.21  46.58 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
5/15/00.........   0.00   0.00   0.00   0.00  96.30  64.34  50.06  35.41 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
6/15/00.........   0.00   0.00   0.00   0.00  89.37  55.28  40.05  24.42 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
7/15/00.........   0.00   0.00   0.00   0.00  82.45  46.32  30.17  13.61 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
8/15/00.........   0.00   0.00   0.00   0.00  75.54  37.46  20.44   2.98 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
9/15/00.........   0.00   0.00   0.00   0.00  68.65  28.70  10.85   0.00 100.00 100.00 100.00  93.73 100.00 100.00 100.00 100.00
10/15/00........   0.00   0.00   0.00   0.00  61.77  20.05   1.41   0.00 100.00 100.00 100.00  85.11 100.00 100.00 100.00 100.00
11/15/00........   0.00   0.00   0.00   0.00  54.91  11.50   0.00   0.00 100.00 100.00  93.37  76.65 100.00 100.00 100.00 100.00
12/15/00........   0.00   0.00   0.00   0.00  48.06   3.07   0.00   0.00 100.00 100.00  85.68  68.35 100.00 100.00 100.00 100.00
1/15/01.........   0.00   0.00   0.00   0.00  41.23   0.00   0.00   0.00 100.00  95.58  78.12  60.21 100.00 100.00 100.00 100.00
2/15/01.........   0.00   0.00   0.00   0.00  34.42   0.00   0.00   0.00 100.00  88.67  70.69  52.24 100.00 100.00 100.00 100.00
3/15/01.........   0.00   0.00   0.00   0.00  27.62   0.00   0.00   0.00 100.00  81.86  63.39  44.43 100.00 100.00 100.00 100.00
4/15/01.........   0.00   0.00   0.00   0.00  20.84   0.00   0.00   0.00 100.00  75.15  56.22  36.80 100.00 100.00 100.00 100.00
5/15/01.........   0.00   0.00   0.00   0.00  14.07   0.00   0.00   0.00 100.00  68.53  49.18  29.34 100.00 100.00 100.00 100.00
6/15/01.........   0.00   0.00   0.00   0.00   7.33   0.00   0.00   0.00 100.00  62.01  42.29  22.05 100.00 100.00 100.00 100.00
7/15/01.........   0.00   0.00   0.00   0.00   0.60   0.00   0.00   0.00 100.00  55.59  35.53  14.94 100.00 100.00 100.00 100.00
8/15/01.........   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00  94.86  49.27  28.90   8.01 100.00 100.00 100.00 100.00
                        Class B Notes
                 ---------------------------
Distribution
Date               0.5%   1.2%   1.5%   1.8%
------------     ------ ------ ------ ------
Closing Date.... 100.00 100.00 100.00 100.00
6/15/99......... 100.00 100.00 100.00 100.00
7/15/99......... 100.00 100.00 100.00 100.00
8/15/99......... 100.00 100.00 100.00 100.00
9/15/99......... 100.00 100.00 100.00 100.00
10/15/99........ 100.00 100.00 100.00 100.00
11/15/99........ 100.00 100.00 100.00 100.00
12/15/99........ 100.00 100.00 100.00  97.91
1/15/00......... 100.00 100.00  97.47  94.40
2/15/00......... 100.00  97.66  94.34  90.93
3/15/00......... 100.00  94.88  91.24  87.51
4/15/00......... 100.00  92.14  88.19  84.14
5/15/00.........  98.90  89.42  85.18  80.83
6/15/00.........  96.84  86.73  82.21  77.57
7/15/00.........  94.79  84.07  79.28  74.36
8/15/00.........  92.74  81.44  76.39  71.21
9/15/00.........  90.70  78.84  73.54  68.11
10/15/00........  88.65  76.27  70.74  65.06
11/15/00........  86.62  73.74  67.98  62.08
12/15/00........  84.59  71.23  65.27  59.15
1/15/01.........  82.56  68.76  62.60  56.27
2/15/01.........  80.54  66.32  59.97  53.46
3/15/01.........  78.52  63.92  57.40  50.70
4/15/01.........  76.51  61.55  54.86  48.01
5/15/01.........  74.50  59.21  52.38  45.37
6/15/01.........  72.50  56.91  49.95  42.80
7/15/01.........  70.50  54.64  47.56  40.29
8/15/01.........  68.51  52.41  45.22  37.84

        PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                         Class A Notes
                   ---------------------------------------------------------------------------------------------
                     Class A-1 Notes     Class A-2 Notes      Class A-3 Notes           Class A-4 Notes
                   ------------------- ------------------- ---------------------- ------------------------------
Distribution Date  0.5% 1.2% 1.5% 1.8% 0.5% 1.2% 1.5% 1.8%  0.5%  1.2%  1.5% 1.8%   0.5%    1.2%    1.5%    1.8%
-----------------  ---- ---- ---- ---- ---- ---- ---- ---- ----- ----- ----- ---- ------  ------  ------  ------
9/15/01.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 89.24 43.06 22.43 1.26 100.00  100.00  100.00  100.00
10/15/01........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 83.63 36.95 16.09 0.00 100.00  100.00  100.00   94.65
11/15/01........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 78.04 30.94  9.90 0.00 100.00  100.00  100.00   88.21
12/15/01........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 72.47 25.04  3.85 0.00 100.00  100.00  100.00   81.97
1/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 66.91 19.25  0.00 0.00 100.00  100.00   97.94   75.92
2/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 61.38 13.57  0.00 0.00 100.00  100.00   92.15   70.06
3/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 55.86  8.01  0.00 0.00 100.00  100.00   86.52   64.40
4/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 50.36  2.55  0.00 0.00 100.00  100.00   81.03   58.94
5/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 44.87  0.00  0.00 0.00 100.00   97.19   75.71   53.68
6/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 39.41  0.00  0.00 0.00 100.00   91.92   70.55   48.63
7/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 33.97  0.00  0.00 0.00 100.00   86.77   65.55   43.79
8/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 28.54  0.00  0.00 0.00 100.00   81.74   60.72   39.15
9/15/02.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 23.14  0.00  0.00 0.00 100.00   76.83   56.05   34.73*
10/15/02........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 17.76  0.00  0.00 0.00 100.00   72.04   51.55   30.53
11/15/02........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00 12.40  0.00  0.00 0.00 100.00   67.38   47.22   26.54
12/15/02........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  7.06  0.00  0.00 0.00 100.00   62.85   43.07   22.77
1/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  1.75  0.00  0.00 0.00 100.00   58.44   39.09   19.23
2/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  96.42   54.17   35.28*  15.91
3/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  91.11   50.02   31.66   12.83
4/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  85.82   46.01   28.22    9.98
5/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  80.55   42.13   24.97    7.36
6/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  75.31   38.39   21.90    4.98
7/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  70.10   34.79*  19.02    2.84
8/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  64.91   31.33   16.33    0.95
9/15/03.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  59.74   28.02   13.84    0.00
10/15/03........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  54.61   24.84   11.55    0.00
11/15/03........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  49.50   21.82    9.45    0.00
12/15/03........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  44.41   18.94    7.55    0.00
1/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  39.36   16.21    5.86    0.00
2/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  34.33*  13.63    4.38    0.00
3/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  29.34   11.20    3.10    0.00
4/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  24.37    8.94    2.04    0.00
5/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  19.43    6.83    1.19    0.00
6/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00  14.53    4.87    0.56    0.00
7/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00   9.65    3.08    0.15    0.00
8/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00   4.81    1.46    0.00    0.00
9/15/04.........   0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00  0.00  0.00  0.00 0.00   0.00    0.00    0.00    0.00
*Weighted
Average Life
(years) (1).....   0.47 0.33 0.29 0.26 1.56 1.13 1.00 0.89  2.92  2.25  2.00 1.78   4.49    3.91    3.54    3.13
*Weighted
Average Life to
Optional Clean
Up Call (years)
(1).............                                                                    4.38    3.72    3.34    2.97
*Optional Clean
Up Call Date
(mo/yr).........                                                                    2/04    7/03    2/03    9/02
                        Class B Notes
                   ---------------------------
Distribution Date   0.5%   1.2%   1.5%   1.8%
-----------------  ------ ------ ------ ------
9/15/01.........   66.52  50.22  42.93  35.46
10/15/01........   64.54  48.06  40.70  33.14
11/15/01........   62.57  45.94  38.51  30.89
12/15/01........   60.60  43.86  36.38  28.70
1/15/02.........   58.64  41.81  34.30  26.58
2/15/02.........   56.69  39.81  32.27  24.53
3/15/02.........   54.74  37.84  30.29  22.55
4/15/02.........   52.79  35.92  28.38  20.64
5/15/02.........   50.86  34.03  26.51  18.80
6/15/02.........   48.93  32.19  24.70  17.03
7/15/02.........   47.01  30.38  22.95  15.33
8/15/02.........   45.09  28.62  21.26  13.71
9/15/02.........   43.19  26.90  19.63  12.16*
10/15/02........   41.29  25.23  18.05  10.69
11/15/02........   39.39  23.59  16.53   9.29
12/15/02........   37.51  22.01  15.08   7.97
1/15/03.........   35.63  20.46  13.69   6.73
2/15/03.........   33.76  18.97  12.36*  5.57
3/15/03.........   31.90  17.52  11.09   4.49
4/15/03.........   30.05  16.11   9.88   3.49
5/15/03.........   28.21  14.75   8.74   2.58
6/15/03.........   26.37  13.44   7.67   1.74
7/15/03.........   24.55  12.18*  6.66   0.99
8/15/03.........   22.73  10.97   5.72   0.33
9/15/03.........   20.92   9.81   4.85   0.00
10/15/03........   19.12   8.70   4.04   0.00
11/15/03........   17.33   7.64   3.31   0.00
12/15/03........   15.55   6.63   2.64   0.00
1/15/04.........   13.78   5.67   2.05   0.00
2/15/04.........   12.02*  4.77   1.53   0.00
3/15/04.........   10.27   3.92   1.09   0.00
4/15/04.........    8.53   3.13   0.71   0.00
5/15/04.........    6.80   2.39   0.42   0.00
6/15/04.........    5.09   1.71   0.20   0.00
7/15/04.........    3.38   1.08   0.05   0.00
8/15/04.........    1.68   0.51   0.00   0.00
9/15/04.........    0.00   0.00   0.00   0.00
*Weighted
Average Life
(years) (1).....    3.07   2.50   2.24   1.99
*Weighted
Average Life to
Optional Clean
Up Call (years)
(1).............    3.03   2.43   2.17   1.93
*Optional Clean
Up Call Date
(mo/yr).........    2/04   7/03   2/03   9/02

-----------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related principal balance of the Note.

   The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                   THE NOTES

General

   The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Indenture will be available from the Indenture Trustee upon request to holders of Notes and will be filed with the Securities and Exchange Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

   For each class of Notes, the "Interest Rate" will be a fixed rate as set forth below:

                                                                   Interest Rate
                                                                    (per annum)
                                                                   -------------
     Class A-1 Notes..............................................    5.015%
     Class A-2 Notes..............................................    5.492%
     Class A-3 Notes..............................................     6.00%
     Class A-4 Notes..............................................     6.20%
     Class B Notes................................................     6.20%

Payments of Interest

   Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable monthly on each Distribution Date commencing with the Distribution Date on June 15, 1999; provided, however, that interest on the Class B Notes will not be paid on any Distribution Date until all accrued interest due and payable on the Class A Notes on such Distribution Date has been paid in full. In addition, after acceleration of the Notes following an Event of Default and if any Notes remain outstanding on and after the applicable Final Scheduled Distribution Date, no principal or interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

   Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed since the last Distribution Date and a 360-day year. Interest on the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the Prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "Distribution Date" or "Distribution Dates," as applicable, for purposes of this Prospectus Supplement.

   On each Distribution Date, interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the Class A Notes has been paid in full. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case Noteholders of each class of Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

The failure to pay the Class A Noteholders' Interest Distributable Amount or the Class B Noteholders' Interest Distributable Amount, as applicable, to the Noteholders on the related Distribution Date shall constitute an Event of Default under the Indenture after the applicable grace period.

Payments of Principal

On each Distribution Date, principal of the Notes will be payable in an aggregate amount (the "Principal Payment Amount") equal to the lesser of (x) the Noteholders' Principal Distributable Amount and (y) the Total Available Amount remaining after payment of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

   Except as provided below, the Principal Payment Amount will be applied on each Distribution Date as follows:

  (i) first, 100% to the Class A-1 Notes until the Class A-1 Notes are paid in full; and

  (ii) second, (A) the Class A Principal Percentage to the Class A Notes until paid in full (all of which shall be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full) and (B) the Class B Principal Percentage to the Class B Notes until paid in full; provided, however, that principal on the Class B Notes will not be paid on any Distribution Date until the Class A Noteholders' Principal Distributable Amount for such Distribution Date has been paid in full; provided further, that so long as any Class A Notes are outstanding, if the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on the related Deposit Date) is less than the Specified Reserve Account Balance for such Distribution Date, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes.

From and after the occurrence of a Gross Loss Trigger Event, except as provided below, the Principal Payment Amount will be applied on each Distribution Date as follows:

  (i) first, 100% to the Class A Notes, all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full; and

  (ii) second, 100% to the Class B Notes, until the Class B Notes are paid in full.

   A "Gross Loss Trigger Event" shall occur if, on any Distribution Date, the Gross Loss Ratio exceeds 7%.

Notwithstanding the above, if an Event of Default occurs as a result of which the Notes are declared immediately due and payable or if any Notes remain outstanding on or after the applicable Final Scheduled Distribution Date, 100% of the Principal Payment Amount on each Distribution Date will be allocated pro rata to each outstanding class of the Class A Notes on the basis of their respective unpaid principal balances. Upon repayment of the Class A Notes in full, the Class B Notes will be allocated 100% of the Principal Payment Amount on each Distribution Date until the Class B Notes are paid in full.

Monthly Dates

The following chart defines a Collection Period and certain related dates and demonstrates the application of such terms to a hypothetical monthly distribution with respect to the Notes:

May 26-June 25         A "Collection Period" is the period from and including
                       the 26th day of a calendar month to and including the 25th day of the succeeding calendar month. The Initial
                       Collection Period will be the period from but not including the Cutoff Date to and including May 25, 1999.

July 10 The "Determination Date" is the tenth calendar day of each month. On or before this date, the Servicer will deliver to the Indenture Trustee and the Owner Trustee a certificate specifying the amounts required to be distributed and the amounts available for distribution on the next Distribution Date.

July 14 The "Record Date" is the day before each Distribution Date (or, if Definitive Securities are issued, the Record Date will be the last day of the Collection Period, June 23 for a July 15 Distribution Date). Distributions on the next Distribution Date are made to Noteholders of record at the close of business of the Indenture Trustee on this date

                       The "Deposit Date" is the Business Day immediately
July 14 preceding each Distribution Date. All Collections and Advances relating to the related Collection Period are required to be deposited into the Collection Account on or before this date. Funds will also be transferred between the Reserve Account and the Collection Account to the extent required as described below.

July 15 The "Distribution Date" is the 15th day of each calendar month (or the next Business Day). The Indenture Trustee pays to Noteholders amounts payable in respect of the Notes, pays the Total Servicing Fee and reimburses Outstanding Advances to the Servicer, deposits any excess funds to the Reserve Account and, if the Reserve Account is equal to the Specified Reserve Account Balance, pays any remaining funds to the Certificateholders.

A "Business Day" means a day on which the Indenture Trustee and commercial banks located in the State of Utah, the State of Idaho, the State of Delaware and the City of New York are open for the purpose of conducting commercial banking business; provided, however, that for purposes of determining any Distribution Date, the term "Business Day" shall mean a day on which the Indenture Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

Redemption

   The Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, on any Distribution Date after all of the other classes of Notes have been paid in full if the Servicer exercises its option to purchase the Receivables when (i) the Aggregate Receivables Balance of the Receivables on the last day of the prior Collection Period shall have declined to 10% or less of the Aggregate Starting Receivables Balance and (ii) the sum of the Repurchase Amount of the Receivables (other than the Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest thereon, as described in the Prospectus under "Description of the Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest thereon.

Parity and Priority of Notes

   Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and "-- Payments of Principal" above. Also see "The Transfer and Servicing Agreements-- Distributions" below.

Voting Rights

   To the extent the Prospectus specifies certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of all the outstanding Class A Notes (or, if no Class A Notes remain outstanding, all of the outstanding Class B Notes) voting together as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

   Any Notes held by the Seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

Delivery of Notes

   The Notes (other than those retained by the Seller) will be issued on or about the Closing Date in book entry form through the facilities of DTC, Cedel and Euroclear against payment in immediately available funds. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "Year 2000 problem" so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades with DTC, continue to function appropriately.

                     THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the Servicer upon request to Noteholders. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Distributions

Unless the Servicer satisfies the conditions for monthly remittances described in "Description of the Transfer and Servicing Agreements--Collections" in the Prospectus, it will transfer all collections on the Receivables (including all prepayments) to the Collection Account within two Business Days after receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account will be determined in the manner described below.

Determination of Available Amounts. The "Available Amount" for each Distribution Date will be the sum of the Available Interest and the Available Principal. The "Total Available Amount" for a Distribution Date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date.

Monthly Withdrawals and Deposits. On or before the Determination Date, the Servicer will calculate, with respect to the preceding Collection Period and the related Distribution Date, the Available Amount, the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Principal Distributable Amount, the Noteholders' Principal Distributable Amount, the Principal Payment Amount and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Deposit Date:

  (i) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

  (ii) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of Outstanding Advances;

  (iii) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

  (iv) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

  (v) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account; and

  (vi) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders.

   The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account on the Deposit Date as specified in clause (i) above will be the lesser of (A) the amount of cash or other immediately available funds on deposit in the Reserve Account on the Deposit Date and (B) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds (y) the Available Amount for such Distribution Date.

  The amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account on the Deposit Date as specified in clause (v) above will equal the amount, if any, by which the Available Amount for such Distribution Date exceeds the amount described in subclause (x) of clause (B) of the preceding sentence.

  The amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders as specified in clause (vi) above will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to clause (v) above) and withdrawals on the Deposit Date exceeds the Specified Reserve Account Balance for such Distribution Date.

  On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders, as described herein.

  Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on each Deposit Date will be made first for reimbursements of Outstanding Advances. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses
(iii) and (iv) under "Distributions--Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses
(iii) and (iv), the Indenture Trustee, at the direction of the Servicer, will allocate the Total Available Amount in the following order of priority:

  (i) the Total Servicing Fee;

  (ii) the Aggregate Class A Noteholders' Interest Distributable Amount;

  (iii) the Class B Noteholders' Interest Distributable Amount; and

  (iv) the Noteholders' Principal Distributable Amount.

   All amounts allocated pursuant to clauses (ii) through (iv) above shall be deposited in the Note Distribution Account and will be applied as described above under "The Notes--Payments of Interest" and "--Payments of Principal," including the subordination provisions contained therein.

 Certain Definitions.

   "Aggregate Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

   "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date and (ii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

   "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection Period: (i) that portion of all Collections allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures;
(ii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period; (iii) all related Recoveries, to the extent allocable to principal, and (iv) all related Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

  "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess, if any, of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of interest on the Class A Notes.

  "Class A Noteholders' Interest Distributable Amount" means, (A) with respect to the Class A-1 Notes and the Class A-2 Notes and any Distribution Date the product of (i) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for such class of Class A Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date (or the Closing Date, in the case of the initial period), and the denominator of which is 360 and (B) with respect to the Class A-3 Notes and the Class A-4 Notes, the product of (i) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for such class of Class A Notes and 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which is the number of days elapsed from the Closing Date and the denominator of which is 30).

  "Class A Noteholders' Principal Carryover Shortfall" means, on a Distribution Date, the excess, if any, of the Class A Noteholders' Principal Distributable Amount over the amount paid to the Class A Noteholders in respect of principal on such Distribution Date.

  "Class A Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A Principal Distributable Amount,
(ii) the Class A Noteholders' Principal Carryover Shortfall for the prior Distribution Date, and (iii) without duplication, on the Final Scheduled Distribution Date for a class of Class A Notes, the amount necessary to reduce the outstanding balance of such Class A Notes to zero.

  "Class A Principal Distributable Amount" means, with respect to any Distribution Date and the related Collection Period, the product of (i) the Class A Principal Percentage and (ii) the Principal Distributable Amount.

  "Class A Principal Percentage" means, with respect to any Distribution Date, the quotient of (i) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes divided by (ii) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

  "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess, if any, of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the related Deposit Date in respect of payments of interest on the Class B Notes.

  "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

  "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (ii) the product of the Interest Rate for the Class B Notes and 1/12 (multiplied by, in the case of the first Distribution Date, a fraction, the numerator of which is the number of days elapsed from the Closing Date and the denominator of which is 30).

  "Class B Noteholders' Principal Carryover Shortfall" means, on a Distribution Date, the excess, if any, of the Class B Noteholders' Principal Distributable Amount over the amount paid to the Class B Noteholders in respect of principal on such Distribution Date.

  "Class B Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class B Principal Distributable Amount,
(ii) the Class B Noteholders' Principal Carryover Shortfall for the prior Distribution Date, and (iii) without duplication, on the Final Scheduled Distribution Date for the Class B Notes, the amount necessary to reduce the outstanding balance of the Class B Notes to zero.

  "Class B Principal Distributable Amount" means, with respect to any Distribution Date and the related Collection Period, the product of (i) the Class B Principal Percentage and (ii) the Principal Distributable Amount.

  "Class B Principal Percentage" means, with respect to any Distribution Date, the quotient of (i) the initial principal amount of the Class B Notes divided by (ii) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

  "Collections" means all collections on the Receivables.

  "Cumulative Gross Losses" shall equal, on any Distribution Date, the aggregate amount allocable to principal of all Receivables which have been designated as Liquidating Receivables with respect to any Collection Period ending prior to such Distribution Date.

  "Gross Loss Ratio" means, on any Distribution Date, an amount expressed as a percentage, equal to the quotient of (i) the Cumulative Gross Losses as of such Distribution Date divided by (ii) $1,032,351,437.68.

  "Interest Collections" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary procedures, (ii) all related Liquidation Proceeds, to the extent allocable to interest, (iii) to the extent allocable to interest, all related Recoveries, and (iv) to the extent attributable to interest, the Repurchase Amount of all Receivables that are repurchased by the Seller or purchased by the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

  "Liquidation Proceeds" means, with respect to any Distribution Date, and a Receivable that became a Liquidating Receivable during the related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer with respect to Insurance Policies relating to the Financed Vehicles or the Obligors, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Liquidating Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or a deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Liquidating Receivable, net of any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle and any payments required by law to be remitted to the Obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Receivable Balance thereof.

  "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A Noteholders' Principal Distributable Amount and (ii) the Class B Noteholders' Principal Distributable Amount.

  "Principal Distributable Amount" means, with respect to any Distribution Date and the related Collection Period, the excess of (i) Available Principal for such Distribution Date plus Realized Losses over (ii) all related Recoveries, to the extent allocable to principal.

  "Purchased Receivable" means, at any time, a Receivable as to which payment of the Repurchase Amount has previously been made by the Seller or the Servicer pursuant to the applicable Agreement.

  "Realized Losses" means, with respect to any Distribution Date and a Receivable that became a Liquidating Receivable during the related Collection Period, the excess of (i) the Receivable Balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

  "Recoveries" means, with respect to any Distribution Date, all monies received by the Servicer with respect to any Liquidating Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Liquidating Receivable net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor but, in any event, not less than zero.

Servicing Compensation

   On each Distribution Date, the Servicer will be entitled to receive the "Total Servicing Fee," which consists of the Servicing Fee for the related Collection Period and any unpaid Servicing Fees from prior Distribution Dates. The Servicing Fee Rate will be 1.0% per annum.

Advances

   On each Deposit Date, the Servicer may, subject to the following, make an Advance with respect to each Receivable serviced by it (other than a Liquidating Receivable) equal to the excess, if any, of (x) the product of the Receivables Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor during or with respect to such Collection Period. The Servicer may elect not to make an Advance of interest due and unpaid to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. On each Distribution Date, the Servicer will be reimbursed for all Outstanding Advances as described above.

Reserve Account

   Pursuant to the Sale and Servicing Agreement, the Seller will establish in the name of the Indenture Trustee the Reserve Account with the Indenture Trustee. The Reserve Account will be funded by a deposit by the Seller of $25,808,785.94 of cash on the Closing Date (the "Reserve Account Initial Deposit"). On each Deposit Date, an amount equal to the Available Amount remaining with respect to such Distribution Date after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "Distributions--Monthly Withdrawals and Deposits") shall be deposited in the Reserve Account. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the related Deposit Date, including the deposit pursuant to the preceding sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

   The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including:
(i) such action will not result in a reduction or withdrawal of the rating of any class of the Notes, (ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, and (iii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

   "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Liquidating Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Liquidating Receivables (whether or not newly designated as such).

   "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

   "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

   "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Liquidating Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (i) the Aggregate Receivables Balance as of the last day of such Collection Period.

   "Net Loss Ratio" means, for any Collection Period, an amount, expressed as percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period and (b) twelve, divided by (ii) the average of the Aggregate Receivables Balance on each of the first day of such Collection Period and the last day of such Collection Period.

   "Specified Reserve Account Balance" with respect to any Distribution Date will equal 4.5% of the Aggregate Receivables Balance, except that the Specified Reserve Account Balance will never be less than the lesser of: (i) $20,647,028.75 and (ii) the aggregate outstanding principal amount of the Notes. The Specified Reserve Account Balance will be calculated as 9.0% of the Aggregate Receivables Balance for any Distribution Date (beginning on the September 1999 Distribution Date) on which the Average Net Loss Ratio exceeds 1.50% or the Average Delinquency Ratio exceeds 1.25%. The Specified Reserve Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing or fail to object in writing after having received notice thereof, that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes in the initial distribution thereof, who are citizens or residents of the United States (except as set forth under "Certain Tax Consequences to Foreign Noteholders"), including domestic corporations and partnerships, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). TAXPAYERS SHOULD CONSULT THEIR OWN TAX ADVISORS AND TAX RETURN PREPARERS REGARDING THE PREPARATION OF ANY ITEM ON A TAX RETURN, EVEN WHERE THE ANTICIPATED TAX TREATMENT HAS BEEN DISCUSSED HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSIDER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE PURCHASE, OWNERSHIP

AND DISPOSITION OF THE NOTES BY A PROSPECTIVE INVESTOR, ESPECIALLY IN LIGHT OF SUCH INVESTOR'S PERSONAL CIRCUMSTANCES. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

This discussion is based upon the Code, existing regulations thereunder, and current administrative rulings and court decisions. The discussion below under "Original Issue Discount" takes into consideration the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued under the OID provisions of the Code. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

Characterization as Debt

   With respect to the Notes, Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

Characterization of the Trust

   With respect to the Trust, Tax Counsel will deliver its opinion to the effect that the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

Interest Income to Noteholders

   If the Notes do not have OID, interest payments on the Notes will be taxable as ordinary income for Federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount

   Although it is not currently anticipated that the Notes will be issued at a greater than de minimis discount and therefore should not have OID, the Notes may nevertheless be deemed to have been issued with OID. For example, the IRS could take the position that the Notes have OID pursuant to section 1272(a)(6) of the Code because prepayments of the Receivables could accelerate the Notes. In addition, the IRS could take the position that the Notes have OID because interest payments on the Notes are not "unconditionally payable" and thus do not constitute "qualified stated interest" (as defined below).

   The total amount of OID, if any, with respect to a Note will be equal to the excess of the "stated redemption price at maturity" of such Note over its "issue price." The "stated redemption price at maturity" of a Note will be the sum of all payments, whether denominated as interest or principal, required to be made on such Note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. It is anticipated that the "issue price" will be the face amount of the Notes.

   The holder of a Note that is treated as having OID (including a cash method holder) would be required to include OID on that Note in his or her income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income in advance of the receipt of cash attributable to that income. This treatment may not significantly affect an accrual method holder of Notes, although such treatment would accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Note has OID falling within the de minimis exception, the holder must include such de minimis OID in income proportionately as principal payments are made on such Note.

Disposition of Notes

   Upon the sale, exchange, redemption, retirement or other disposition of a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by any cash payments previously received by such Noteholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

   The Seller will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the Seller, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Seller will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING SUCH EXEMPTION.

Certain Tax Consequences to Foreign Noteholders

   The following discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Notes by any particular non-U.S. Noteholder in light of such holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its Note.

   If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Trust within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        STATE AND LOCAL TAX CONSEQUENCES

   The above discussion does not address the tax treatment of the Trust or the Notes under any state or local tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the Trust, as well as any state and local tax consequences to them of purchasing, holding and disposing of the Notes.

                              ERISA CONSIDERATIONS

   Although there is little guidance on the subject, the Seller believes the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Notes are suitable investments for such Benefit Plan under ERISA and the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the underwriters (each, an "Underwriter") named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                                   Aggregate Principal Amount to be Purchased
                         Class A-1 Notes Class A-2 Notes Class A-3 Notes Class A-4 Notes Class B Notes
                         --------------- --------------- --------------- --------------- --------------
Credit Suisse First
 Boston Corporation..... $ 49,750,000.00 $ 58,000,000.00 $ 69,000,000.00 $ 68,434,000.00 $25,809,000.00
First Security Capital
 Markets, Inc...........   49,750,000.00   58,000,000.00   69,000,000.00   68,433,000.00  25,809,000.00
J.P. Morgan Securities
 Inc....................   49,750,000.00   58,000,000.00   69,000,000.00   68,433,000.00            --
Lehman Brothers Inc.....   49,750,000.00   58,000,000.00   69,000,000.00   68,433,000.00            --
                         --------------- --------------- --------------- --------------- --------------
 Total.................. $199,000,000.00 $232,000,000.00 $276,000,000.00 $273,733,000.00 $51,618,000.00
                         =============== =============== =============== =============== ==============

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to take and pay for all of the Notes offered hereby if any of the Notes are taken.

   The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of securities. After the initial public offering, the public offering price and such concessions may be changed.

                                                             Selling
                                                          Concession Reallowance
                                                          ---------- -----------
     Class A-1 Notes.....................................    .075%      .055%
     Class A-2 Notes.....................................    .105%      .078%
     Class A-3 Notes.....................................    .120%      .090%
     Class A-4 Notes.....................................    .150%      .110%
     Class B Notes.......................................    .180%      .140%

   The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Motor Vehicle Loans (other than the Securities) for a period of 30 days from the date of this Prospectus Supplement, without the prior written consent of the Underwriters.

   Credit Suisse First Boston, on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Credit Suisse First Boston to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that Credit Suisse First Boston will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

   The Seller has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Seller has also agreed to reimburse the Underwriters for certain of their expenses.

   In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the Seller.

   First Security Capital Markets, Inc. ("FSCM") is an affiliate of the Seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.

                                 LEGAL OPINIONS

   In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes will be passed upon for the Underwriters by Kirkland & Ellis.

                                 INDEX OF TERMS

ABS....................................................................... S-15
ABS Table................................................................. S-15
Aggregate Class A Noteholders' Interest Distributable Amount.............. S-23
Aggregate Net Losses...................................................... S-27
APR....................................................................... S-15
Available Amount.......................................................... S-22
Available Interest........................................................ S-23
Available Principal....................................................... S-23
Average Delinquency Ratio................................................. S-27
Average Net Loss Ratio.................................................... S-27
Business Day.............................................................. S-20
Class A Noteholders' Interest Carryover Shortfall......................... S-24
Class A Noteholders' Interest Distributable Amount........................ S-24
Class A Noteholders' Principal Carryover Shortfall........................ S-24
Class A Noteholders' Principal Distributable Amount....................... S-24
Class A-1 Notes...........................................................  S-1
Class A-2 Notes...........................................................  S-1
Class A-3 Notes...........................................................  S-1
Class A-4 Notes...........................................................  S-1
Class A Principal Distributable Amount.................................... S-24
Class A Principal Percentage.............................................. S-24
Class B Noteholders' Interest Carryover Shortfall......................... S-24
Class B Noteholders' Interest Distributable Amount........................ S-24
Class B Noteholders' Monthly Interest Distributable Amount................ S-24
Class B Noteholders' Principal Carryover Shortfall........................ S-25
Class B Noteholders' Principal Distributable Amount....................... S-25
Class B Notes.............................................................  S-1
Class B Principal Distributable Amount.................................... S-25
Class B Principal Percentage.............................................. S-25
Code...................................................................... S-27
Collection Period......................................................... S-19
Collections............................................................... S-25
Contract Rate............................................................. S-12
Cumulative Gross Losses................................................... S-25
Cutoff Date............................................................... S-12
Delinquency Ratio......................................................... S-27
Deposit Date.............................................................. S-20
Determination Date........................................................ S-19
Distribution Date......................................................... S-20
Final Scheduled Distribution Date.........................................  S-3
foreign person............................................................ S-29
FSCM...................................................................... S-31
Gross Loss Ratio.......................................................... S-25
Gross Loss Trigger Event.................................................. S-19
Indenture................................................................. S-18
Indenture Trustee.........................................................  S-1
Interest Collections...................................................... S-25
Interest Rate............................................................. S-18
Issuer....................................................................  S-1

Liquidation Proceeds..................................................      S-25
Model.................................................................      S-15
Net Loss Ratio........................................................      S-27
Noteholders' Principal Distributable Amount...........................      S-25
OID...................................................................      S-28
Owner Trustee.........................................................       S-1
Principal Distributable Amount........................................      S-25
Principal Payment Amount..............................................      S-19
Purchased Receivable..................................................      S-25
Rating Agencies.......................................................       S-1
Realized Losses.......................................................      S-26
Record Date...........................................................      S-20
Recoveries............................................................      S-26
Reserve Account Initial Deposit.......................................      S-26
Seller................................................................       S-1
Servicer..............................................................       S-1
Simple Interest Receivable............................................      S-14
Specified Reserve Account Balance..................................... S-5, S-27
Tax Counsel...........................................................      S-28
Total Available Amount................................................      S-22
Total Servicing Fee...................................................      S-26
Trust.................................................................      S-10
Trust Agreement.......................................................      S-10
Underwriter...........................................................      S-30

Base Prospectus


                      First Security(R) Auto Owner Trusts
                               Asset Backed Notes
                           Asset Backed Certificates

                          First Security Bank(R), N.A.
                              Seller and Servicer

 CONSIDER               THE TRUSTS--
 CAREFULLY THE          . A new trust will be formed to issue each series of
 RISK FACTORS             Securities.
 BEGINNING ON PAGE      . The primary assets of each Trust will be:
 9 IN THIS                 . a pool of fixed rate retail motor vehicle
 PROSPECTUS.                 installment sales contracts and installment
                             loans;

                           . monies received on such contracts and loans;
 The Notes of any          . a security or ownership interest in the
 series represent            automobiles and light trucks financed under such
 the obligations             contracts and loans; and
 of the related
 Trust only. The           . other related assets.
 Certificates of
 such series
 represent the          THE SECURITIES--
 beneficial                . will represent indebtedness of the related Trust
 interest in the             (in the case of the Notes) or beneficial
 related Trust               interests in the related Trust (in the case of
 only. Neither the           the Certificates);
 Notes nor the             . will be paid only from the assets of the related
 Certificates                Trust;
 issued by any             . will represent the right to payments in the
 Trust represent             amounts and at the times described in the related
 obligations of or           Prospectus Supplement;
 interests in, and
 are not
 guaranteed by,
 First Security
 Bank(R), N.A. or          . may benefit from one or more forms of credit
 any of its                  enhancement; and
 respective                . will be issued as part of a designated series,
 affiliates.                 which will include one or more classes of Notes
                             and one or more classes of Certificates.

 This Prospectus
 may be used to
 offer and sell
 any Securities
 only if
 accompanied by an
 applicable
 Prospectus
 Supplement.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  May 26, 1999

              Important Notice About Information Presented In This
             Prospectus And The Accompanying Prospectus Supplement

   We tell you about the Securities in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to particular Securities, including your Securities, and (b) the accompanying supplement to this Prospectus (a "Prospectus Supplement"), which will describe the specific terms of your Securities, including:

  . the timing of any interest and principal payments;

  . the priority of any interest and principal payments;

  . financial and other information about the property owned by the related
    Trust;

  . information about credit enhancement for each class;

  . the ratings of each class; and

  . the method for selling the Securities.

   The terms of particular Securities may vary between this Prospectus and the Prospectus Supplement, in which case you should rely on the information in the Prospectus Supplement.

   You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Securities in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

   We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms" beginning on page 52 in this Prospectus.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY........................................................   4
 The Parties..............................................................   4
 The Offered Securities...................................................   4
 The Trust Property.......................................................   5
 Credit Enhancement.......................................................   6
 Servicing and Administrative Arrangements................................   7
 Optional Repurchase......................................................   8
 The Agreements...........................................................   8
 Tax Status...............................................................   8
 ERISA Considerations.....................................................   8
RISK FACTORS..............................................................   9
 Maturity and Prepayment Considerations...................................   9
 Extensions and Deferrals of Payments on Receivables......................   9
 Limited Assets of Each Trust.............................................   9
 Potential Priority of Certain Liens......................................  10
 Possible Reductions and Delays in Payments Due to Bankruptcy and
  Insolvency..............................................................  10
 Limited Enforceability of the Receivables................................  11
 Limited Reliance on the Bank and its Affiliates..........................  11
 Subordination............................................................  12
 Risk of Commingling of Assets............................................  12
 Limited Ability to Resell Securities.....................................  12
 Limited Significance of Ratings..........................................  12
FORMATION OF THE TRUSTS...................................................  12
TRUST PROPERTY............................................................  13
THE MOTOR VEHICLE LOAN PORTFOLIO..........................................  13
 General..................................................................  13
 Origination of Receivables...............................................  14
 Underwriting.............................................................  14
 Servicing and Collections................................................  15
 Physical Damage Insurance................................................  16
 Delinquency and Loss Experience..........................................  16
MATURITY AND PREPAYMENT ASSUMPTIONS.......................................  16
POOL FACTORS AND TRADING INFORMATION......................................  17
USE OF PROCEEDS...........................................................  18
THE BANK..................................................................  18
DESCRIPTION OF THE NOTES..................................................  19
 General..................................................................  19
 Principal and Interest on the Notes......................................  19
 The Indenture............................................................  20
 Certain Covenants........................................................  22
 The Indenture Trustee....................................................  23
DESCRIPTION OF THE CERTIFICATES...........................................  25

                                                                            Page
                                                                            ----
 General...................................................................  25
 Distributions of Interest and Certificate Balance.........................  25
 The Owner Trustee.........................................................  25
CERTAIN INFORMATION REGARDING THE SECURITIES...............................  26
 Fixed Rate Securities.....................................................  26
 Floating Rate Securities..................................................  26
 Indexed Securities........................................................  27
 Book-Entry Registration...................................................  27
 Definitive Securities.....................................................  30
 Reports to Securityholders................................................  31
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.......................  33
 Sale and Assignment of Receivables........................................  33
 Accounts..................................................................  35
 Servicing Procedures......................................................  36
 Collections...............................................................  36
 Servicing Compensation and Payment of Expenses............................  37
 Net Deposits..............................................................  37
 Advances..................................................................  37
 Certain Matters Regarding the Servicer....................................  38
 Distributions.............................................................  38
 Credit Enhancement........................................................  38
 Statements to Trustees and Trust..........................................  40
 Evidence as to Compliance.................................................  40
 Events of Servicing Termination...........................................  40
 Rights Upon Event of Servicing Termination................................  41
 Waiver of Past Defaults...................................................  41
 Amendment.................................................................  41
 Payment of Notes..........................................................  42
 Termination...............................................................  42
 Administration Agreement..................................................  43
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  43
 Rights in the Receivables.................................................  43
 Security Interests in the Financed Vehicles...............................  44
 Repossession..............................................................  46
 Notice of Sale; Redemption Rights.........................................  46
 Deficiency Judgments and Excess Proceeds..................................  46
 Consumer Protection Laws..................................................  47
 Other Limitations.........................................................  48
ERISA CONSIDERATIONS.......................................................  48
PLAN OF DISTRIBUTION.......................................................  49
LEGAL MATTERS..............................................................  50
WHERE YOU CAN FIND MORE INFORMATION........................................  51
INDEX OF TERMS.............................................................  52

                               PROSPECTUS SUMMARY

  . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Securities, read carefully this entire document and the accompanying Prospectus Supplement.

  . This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this information in this Prospectus and the accompanying Prospectus Supplement.

THE PARTIES

Issuer..................  Each Series of Securities will be issued by a separate Trust created pursuant to a Trust Agreement.

Seller and Servicer.....  First Security Bank(R), N.A. will be the Seller and the Servicer for each Trust.

Owner Trustee...........  Each Trust will have an Owner Trustee as specified in the related Prospectus Supplement.

Indenture Trustee.......  Each Trust will have an Indenture Trustee as specified in the related Prospectus Supplement.

THE OFFERED SECURITIES    We will describe in each Prospectus Supplement the
                          Securities we are offering at that time. The offered
                          Securities will include one or more classes of asset-backed Notes and may include one or more classes of asset-backed Certificates. We sometimes refer to the Notes and Certificates issued by the same Trust as a "Series". We may not offer all classes of a Series pursuant to this Prospectus. Instead, we may retain one or more classes and we may sell one or more classes in private placements.

                          The Notes

                          Each Note will represent the right to receive payments of principal and interest as described in the related Prospectus Supplement.

                          In general, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). The Interest Rate for each class of Notes, or the method for determining the Interest Rate, will be specified in the related Prospectus Supplement. Each class of Notes may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of these. Each class of Notes may also provide for principal payments to be made at different times and in different amounts.

                          If a Series includes two or more classes of Notes, each class may differ as to the timing and priority of payments of principal and interest, seniority and allocations of losses. Some classes of Notes may be subordinated to other classes of Notes of the same Series as described in the related Prospectus Supplement.

                          The Certificates

                          The Certificates included in each Series may or may not be offered under this Prospectus and the related Prospectus Supplement. In general, each class of Certificates will have a stated Certificate Balance (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates offered by that Prospectus Supplement or the method for determining the Pass-Through Rate. Each Certificate offered hereby will represent the right to receive payments of interest and with respect to Certificate Balance as described in the related Prospectus Supplement. Each class of Certificates may also provide for payments in respect of Certificate Balance to be made at different times and in different amounts.

                          Payments on the Certificates issued by a Trust will be subordinated in priority to payments on the related Notes. The details of the subordination will be specified in the related Prospectus Supplement. In addition, if a Series includes two or more classes of Certificates, each class may differ as to timing and priority of payments of interest and with respect to Certificate Balance, seniority and allocations of losses. Some classes of Certificates may be subordinated to other classes of Certificates of the same Series as described in the related Prospectus Supplement.

                          Registration and Clearance

                          Unless otherwise provided, Securities offered hereby will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company in the United States or Cedel or Euroclear in Europe. A holder of Securities will not receive a definitive certificate representing its interest, except in certain limited circumstances when Securities in fully registered, certificated form are issued.

                          Denominations

                          Securities will be available for purchase in the denominations specified in the related Prospectus Supplement. If no denomination is specified, then the Notes will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations and the Certificates will be available for purchase in minimum denominations of $20,000 and in greater whole-dollar denominations.

                          Ratings

                          Each Prospectus Supplement will specify the ratings upon which the issuance of the related Securities will be conditioned.

THE TRUST PROPERTY        The primary assets of each Trust will be a pool of
                          fixed rate retail motor vehicle installment sales contracts and installment loans made by the Seller or through a Dealer that sold a motor vehicle. The
                          Receivables in each Trust will be sold by the Seller to the Trust. The Trust Property will also include:

                          . All monies due or received under the Receivables
                            after the Cutoff Date specified in the related Prospectus Supplement;

                          . A security or ownership interest in the new and
                            used automobiles and light trucks financed by the Receivables;

                          . Any proceeds from claims on certain related
                            insurance policies or from obligors under the Receivables;

                          . Certain amounts on deposit in the Trust Accounts as
                            described herein and in the related Prospectus Supplement;

                          . Certain rights of the Seller relating to
                            Receivables from agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents; and

                          . All rights of the Trust under the Sale and
                            Servicing Agreement.

                          In addition, a Trust may have the right to purchase additional Receivables (the "Subsequent Receivables") from the Seller after the related Securities are issued if certain conditions are satisfied. In such case, a portion of the proceeds from the sale of the related Securities (referred to as the "Pre-Funded Amount") will be held in a Trust Account (referred to as the "Pre-Funding Account") and used to pay the purchase price for Subsequent Receivables and related purposes. The related Prospectus Supplement will describe the right, if any, of a Trust to purchase Subsequent Receivables.

                          The Trust Property will be assigned by each Trust to the related Indenture Trustee for the benefit of the Noteholders and the Certificateholders to the extent provided in the related Indenture.

CREDIT ENHANCEMENT        A holder of a class of Securities may benefit from
                          one or more features that provide additional payment protection. These features are called "Credit
                          Enhancement" and may include any one or more of the following, as specified in the related Prospectus
                          Supplement:

                          . subordination of one or more other classes of
                            Securities

                          . a Reserve Account

                          . a Yield Supplement Account

                          . Advances

                          . interest rate swaps or caps

                          . over collateralization

                          . letters of credit

                          . credit or liquidity facilities

                          . repurchase obligations

                          . third party payments or other support

                          . cash deposits

                          Reserve Account

                          If so specified in the related Prospectus Supplement, the Trust will have a "Reserve Account". The Reserve Account will be funded as follows:

                          . On the Closing Date, the Seller will deposit the
                            Reserve Account Initial Deposit specified in the related Prospectus Supplement.

                          . To the extent provided in the related Prospectus
                            Supplement, additional amounts will be deposited in the Reserve Account in connection with the purchase of Subsequent Receivables.

                          . To the extent specified in the related Prospectus
                            Supplement, the amount in the Reserve Account will be supplemented by the deposit of funds remaining after providing for amounts to be distributed to the holders of the Notes and the Certificates and the payment to the Servicer of the Servicing Fee.

                          Funds on deposit in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Securities to the extent described herein and in the related Prospectus Supplement.

                          Unless otherwise specified in the related Prospectus Supplement, amounts in the Reserve Account (after giving effect to all distributions to be made to or for the benefit of the Noteholders, the Certificateholders and the Servicer) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be paid to the Seller.

                          Yield Supplement Agreement; Yield Supplement Account

                          If so specified in the related Prospectus Supplement, the Seller or a third party will enter into a yield supplement agreement for any Trust and/or establish a yield supplement account for the benefit of the holders of the related Securities. A yield supplement agreement or account is designed to provide for payments to Securityholders where the interest rate of a Receivable is less than the sum of the applicable Interest Rate or Pass-Through Rate and the Servicing Fee Rate.

SERVICING AND             With respect to each Series of Securities, the Seller
ADMINISTRATIVE            will transfer the Receivables to the related Trust
ARRANGEMENTS              pursuant to a Sale and Servicing Agreement between
                          the Seller and the Trust (the "Sale and Servicing
                          Agreement"). The Servicer will service, manage, maintain custody of and make collections on the Receivables. The Servicer will receive a servicing fee from the related Trust. In addition, the Bank, as the Administrator, will undertake certain administrative duties with respect to each Trust under an Administration Agreement. See "Description of the Transfer and Servicing Agreements--Servicing
                          Compensation and Payment of Expenses."

                          The Prospectus Supplement may provide that the Servicer may make an Advance with respect to each Receivable in an amount described in the related Prospectus Supplement if payments are due and unpaid on such Receivable. The Servicer will not be obligated to make any Advance in respect of a Receivable to the extent that it does not expect to recover such Advance from subsequent collections or recoveries on such Receivable. The Servicer will be entitled to reimbursement of all Advances.

OPTIONAL REPURCHASE       Unless otherwise provided in the Prospectus
                          Supplement, the Servicer will have the option to purchase the Receivables of a Trust in the manner and on the terms and conditions described under "Description of the Transfer and Servicing
                          Agreements--Termination." Any such purchase would result in the payment in full of all outstanding
                          Securities.

THE AGREEMENTS            With respect to each Trust, we will enter into the
                          agreements described below. We may also enter into other agreements to provide for Credit Enhancement or other matters.

                          Sale and Servicing Agreement

                          A Sale and Servicing Agreement between the Seller, the Trust and the Indenture Trustee will provide for the transfer of the Receivables by the Seller to the related Trust. The Sale and Servicing Agreement will also appoint the Servicer and set forth servicing procedures, compensation and other matters relating to the servicing of the Receivables, as well as matters relating to collections and distributions on the Securities.

                          The Trust Agreement

                          A Trust Agreement between the Seller and the Owner Trustee will provide for the formation of each Trust and the issuance of the related Certificates.

                          The Indenture

                          For each Trust, the Notes will be issued pursuant to the terms of an Indenture between the Trust and the related Indenture Trustee. The Trust Property will be pledged by each Trust to the related Indenture Trustee for the benefit of the Notes and Certificates to the extent provided in such Indenture.

                          Administration Agreement

                          Pursuant to an Administration Agreement between the Bank, the Trust and the related Indenture Trustee, the Bank will agree to act as Administrator and provide notices and perform on behalf of the related Trust and Owner Trustee certain other administrative obligations required by the related Indenture.

TAX STATUS                For information concerning the application of the
                          federal income tax laws, including whether the Notes will be characterized as debt for federal income tax purposes, see the accompanying Prospectus Supplement.
                          We urge you to consult your own tax counsel before you purchase any Securities.

ERISA CONSIDERATIONS      Subject to the considerations discussed under "ERISA
                          Considerations" herein and in the related Prospectus
                          Supplement, the Notes are eligible for purchase by employee benefit plans.

                          No Certificates may be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

   You should consider the following risk factors in deciding whether to purchase any Securities.

Maturity and Prepayment    Obligors may prepay the Receivables in full or in
Considerations             part. In addition, prepayment may result from
                           defaults or the receipt of proceeds from credit life, disability or physical damage insurance.
                           Also, the Seller may be required to repurchase
                           Receivables from a Trust in certain circumstances, and the Servicer may have the right to purchase all remaining Receivables from a Trust pursuant to its optional purchase right. See "Description of the Transfer and Servicing Agreements--Sale and
                           Assignment of Receivables" and "--Termination."
                           Each such prepayment, repurchase or purchase will shorten the average life of the related Securities.
                           Prepayment rates may be influenced by a variety of economic, social and other factors and cannot be predicted with any assurance. For example, decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed
                           Vehicle without the consent of the Seller may affect the rate of prepayment. If prepayments occurred after a decline in interest rates, you may be required to reinvest your funds at a return lower than the applicable Interest Rate or Pass
                           Through Rate. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the Receivables held by your Trust unless otherwise provided in the related Prospectus Supplement. See
                           "Maturity and Prepayment Assumptions."

Extensions and Deferrals   In certain circumstances, the Servicer may permit
of Payments on             an extension on payments due on Receivables on a
Receivables                case-by-case basis. In addition, the Servicer has
                           historically offered payment deferrals to all Obligor's that meet the Bank's eligibility requirements for such deferrals in June and in December of each year. Any such deferrals or extensions may extend the maturity of the Receivables and increase the weighted average life of the related Securities. Any fees received by the Servicer associated with such deferrals or extensions will increase the principal balance of the related Receivable. Any reinvestment risk resulting from extensions or deferrals of payments on Receivables will be borne entirely by you as a Securityholder. However, unless otherwise provided in the related Prospectus Supplement, if any payment deferral of a Receivable results in extending the term beyond the latest Final
                           Scheduled Distribution Date (as defined in the related Prospectus Supplement) for any class of Securities, the Servicer will be required to purchase the Receivable from the related Trust. See
                           "The Motor Vehicle Loan Portfolio--Underwriting."

Limited Assets of Each     Each Trust will not have any significant assets or
Trust                      sources of funds other than the Receivables and any
                           Credit Enhancement provided for in the related
                           Prospectus Supplement. The Notes will represent obligations solely of, and the Certificates will represent interests in, the related Trust. Except to the extent specifically described in the related
                           Prospectus Supplement, the Notes and the Certificates will not be insured or guaranteed by the Seller, any Owner Trustee, any Indenture
                           Trustee, any of their affiliates or any other person or entity. You must rely on payments on the related Receivables and, if available, amounts on deposit in the Trust Accounts and any Credit
                           Enhancement to the extent
                           provided in the related Prospectus Supplement for repayment of your Securities.

Potential Priority of      The Seller will file financing statements to
Certain Liens              perfect the interest of each Trust in its
                           Receivables as required by the Uniform Commercial
                           Code in the relevant states (the "UCC"). Similarly, financing statements will be filed as required by the UCC to perfect the pledge of the Receivables by the Trust to the Indenture Trustee. For each Trust, the Servicer will appoint First Security Service
                           Company, an affiliate of the Servicer, as the custodian to hold the Receivables and the Receivable Files. The Receivables Files will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust or pledged to the Indenture Trustee. However, the Servicer and
                           First Security Service Company will note in their computer records that the Receivables have been sold to the Trust and pledged to the Indenture
                           Trustee. If another party purchases or takes a security interest in the Receivables (i) for value,
                           (ii) in the ordinary course of business and (iii) without actual knowledge of the Trust's and the Indenture Trustee's interest, such purchaser or secured party will acquire an interest in the Receivables superior to the interest of the Trust and the Indenture Trustee.

                           The Seller will assign its security interest in the Financed Vehicles to the Trust and the Trust will pledge such security interest to the Indenture Trustee. The certificates of title or ownership of the Financed Vehicles will not identify the Trust or the Indenture Trustee as the new secured party. In Utah, Idaho and most other states, in most cases, if (i) the Bank files an application requesting the Bank's lien be noted on the certificates of title or ownership, and/or (ii) the Bank has possession of such certificates with the notation within 20 days after the Obligor takes possession of the Financed Vehicle, then the security interest of the Trust and the Indenture Trustee in the Financed Vehicle will be perfected against other security interests. Idaho also has procedures allowing for a paperless electronic record of title. There is a risk, however, in certain states that if the Trust or the Indenture Trustee is not identified as the new secured party on the certificate of title, its security interest may not be perfected. In the event a Trust or the Indenture Trustee does not have a perfected security interest in a Financed Vehicle, its security interest, and the security interest of the Indenture Trustee, would be subordinate to a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest. See "Certain Legal Aspects of the Receivables."

Possible Reductions and    The Seller intends that the transfer of Receivables
Delays in Payments Due     to each Trust be treated as a sale. If the Seller
to Bankruptcy and          were to become insolvent, the Federal Deposit
Insolvency                 Insurance Act ("FDIA"), as amended by the Financial
                           Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), gives certain powers to the Federal Deposit Insurance Corporation ("FDIC"), if it were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to a Trust of payments collected on the related
                           Receivables. Under FIRREA, if the transfer of the Receivables to the Trust were characterized as a loan secured by a pledge of Receivables rather than a sale, such Trust's security interest in the Receivables should be respected by the FDIC if--

                           . the Seller's transfer of the Receivables is the
                             grant of a valid security interest in the Receivables to such Trust;

                           . the Seller becomes insolvent and the FDIC is
                             appointed conservator or receiver of the Seller;
                             and

                           . the security interest (a) is validly perfected
                             before the Seller's insolvency and (b) was not taken in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud the Seller or its creditors.

                           If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced or the FDIC might have the right to repay the Securities early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could--

                           . require the Trust or the Indenture Trustee to go
                             through an administrative claims procedure to establish its right to those payments;

                           . request a stay of proceedings with respect to the
                             Seller; or

                           . reject the Seller's sales contract and limit the
                             Trust's resulting claim to "actual direct compensatory damages."

                           See "Certain Legal Aspects of the Receivables-- Other Limitations" in this Prospectus.

Limited Enforceability     Federal and state consumer protection laws regulate
of the Receivables         the creation and enforcement of consumer loans such
                           as the Receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce secured loans such as the Receivables. If an Obligor had a claim against any Trust for violation of these laws prior to the Cutoff Date, the Seller must repurchase the Receivable unless the breach is cured. If the Seller fails to repurchase such Receivable, payments in respect of your Security may be reduced or delayed.

Limited Reliance on the    The Bank and its affiliates are generally not
Bank and its Affiliates    obligated to make any payments to you in respect of
                           your Securities and do not guarantee payments on the Receivables or your Securities. However, the Bank, as Seller will make representations and warranties with respect to the characteristics of the Receivables. In certain circumstances, the Seller may be required to repurchase Receivables with respect to which the representations and warranties have been breached. If the Seller fails to repurchase such Receivables, payments in respect of your Security may be reduced or delayed. See
                           "Description of the Transfer and Servicing
                           Agreements--Sale and Assignment of Receivables."

                           In addition, in certain circumstances, the Servicer may be required to purchase Receivables. If the Servicer fails to purchase Receivables, payments in respect of your Security may be reduced or delayed. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." If the Bank were to stop acting as the Servicer, delays in processing payments on the Receivables and information in respect of the Receivables could occur and result in delays in payments to you.

Subordination              To the extent provided in the related Prospectus
                           Supplement, payments of interest and/or principal on the Securities of any class of Securities may be subordinated in priority of payment to interest and/or principal due on one or more other classes of Securities in the same Series. As a result, if your class of Securities is subordinated, you will not receive any distributions on a Distribution
                           Date until the full amount of interest and/or principal of senior classes has been allocated to such senior Securities. In addition, to the extent provided in the related Prospectus Supplement, the Class B Notes of a Series may not be entitled to vote on matters while any Class A Notes remain outstanding.

Risk of Commingling of     With respect to each Trust, the Servicer will
Assets                     generally be required to deposit all collections
                           and proceeds of the Receivables into the Collection
                           Account of such Trust within two business days of receipt. However, if certain conditions satisfactory to the Rating Agencies are satisfied, the Servicer will not be required to deposit such amounts in the Collection Account until shortly before funds are needed to make required distributions to the Securityholders. Until these funds have been deposited in the Collection
                           Account, the Servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the Servicer cannot deposit the funds in the Collection Account on the specified date, you might incur a loss. See
                           "Description of the Transfer and Servicing
                           Agreements--Collections on the Receivables."

Limited Ability to         The related Underwriters may assist in resales of
Resell Securities          the Securities but they are not required to do so.
                           A secondary market for any Securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Securities.

Limited Significance of    Each class of Securities offered hereunder will be
Ratings                    issued only if the rating specified in the related
                           Prospectus Supplement is received. A security rating is not a recommendation to buy, sell or hold the Securities. The ratings may be revised or withdrawn at any time. Ratings on the Securities do not address the timing of distributions of principal and interest on the Securities prior to the applicable Final Scheduled Distribution Date.

                            FORMATION OF THE TRUSTS

   With respect to each Series of Securities, the Seller will establish a separate trust (a "Trust") by selling and assigning the Receivables and certain other Trust Property to the related Trust in exchange for such Securities. The Notes and Certificates of a Series are collectively referred to as "Securities." Prior to such sale and assignment, such Trust will have no assets or obligations or any operating history. No Trust will engage in any activity other than acquiring and holding the related Trust Property, issuing the related Securities and making payments on the related Securities.

   The Servicer will service the Receivables of each Trust, either directly or through subservicers, and will be paid the Servicing Fee out of collections from the Receivables, prior to distributions to the Securityholders. The

Servicer will also be entitled to the Supplemental Servicing Fee. Certain other expenses of each Trust will be paid by the Servicer or by the Seller as provided in the applicable Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses."

   For each Trust, the Servicer will appoint an affiliate, First Security Service Company, to hold the Receivables and Receivable Files as custodian (the "Custodian") for the Trust and on behalf of the Indenture Trustee. Although the Receivables will not be marked or stamped to indicate that they have been sold to a Trust or pledged to an Indenture Trustee, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify such Trust or Indenture Trustee as the new secured party, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust and pledged to the related Indenture Trustee. Under such circumstances and in certain jurisdictions, a Trust's or an Indenture Trustee's interest in the Receivables and the Financed Vehicles may be subordinate to certain third parties. See "Certain Legal Aspects of the Receivables--Rights in the Receivables" and "--Security Interests in the Financed Vehicles."

   No Trust will acquire any assets other than the related Trust Property, and it is not anticipated that any Trust will have a need for additional capital resources. Because each Trust will have no operating history upon its establishment and will not engage in any activity other than acquiring and holding the Trust Property, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to a Trust have been included herein, nor will any be included in a Prospectus Supplement.

                                 TRUST PROPERTY

   The primary assets of each Trust (the "Trust Property") will include (i) a pool of fixed rate motor vehicle installment sales contracts and installment loans made by the Seller or through a motor vehicle dealer (a "Dealer") that sold a motor vehicle (collectively, for any Trust, the "Receivables"), (ii) all monies due or received under such Receivables after a date which is specified in the related Prospectus Supplement (a "Cutoff Date"), (iii) certain amounts from time to time on deposit in the related Trust Accounts, including any Reserve Account, (iv) security interests in the new and used automobiles and light trucks financed by the Receivables (the "Financed Vehicles"), (v) certain rights of such Trust under the related Yield Supplement Agreement (if any),
(vi) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering such Financed Vehicles or the related obligors under the Receivables (each, an "Obligor"), (vii) the Seller's right to all documents and information contained in the Receivable Files, (viii) the rights of such Trust under the related Sale and Servicing Agreement, (ix) certain of the Seller's rights relating to such Receivables under agreements between the Seller and the Dealers that sold the Financed Vehicles and related documents (the "Dealer Agreements"), (x) the rights under any applicable Credit Enhancement to the extent specified in the applicable Prospectus Supplement and (xi) all proceeds (within the meaning of the UCC) of the foregoing.

                        THE MOTOR VEHICLE LOAN PORTFOLIO

General

   The Bank originates retail motor vehicles installment sales contracts and installment loans secured by new and used automobiles and light-duty trucks manufactured by a number of automobile manufacturers through Dealers and branches of the Bank ("Motor Vehicle Loans"). The Motor Vehicle Loans to be transferred to any Trust have been or will be originated by participating Dealers or will be made by the Bank directly to borrowers. All applications are reviewed by the Bank in accordance with its established underwriting procedures.

   Historically, a substantial portion of the Bank's portfolio of Motor Vehicle Loans are located in Utah and Idaho, and that area of the country generally. Detailed information relating to the geographic distribution of Motor Vehicle Loans will be set forth in the related Prospectus Supplement.

   The following is a description of the origination, underwriting and servicing of the Bank's portfolio of Motor Vehicle Loans as of the date of this Prospectus. Any material changes to this information with respect to a Trust known at the time such Trust is created will be set forth in the related Prospectus Supplement.

Origination of Receivables

   The Bank's direct loans are referred to, and approved at, the Direct Loan Center located in Boise. Applications for credit which originate with Dealers are sent via facsimile to the Application Processing Center in Boise. These applications are data-entered and transmitted through the Application Processing System to Regional Dealer Services Centers located in Salt Lake City, Utah and Boise and Lewiston, Idaho. These centers are responsible for all credit analysis and credit decisions on indirect loan requests.

   Bank wide consumer loan collections are performed by the Consumer Collection Center located in Salt Lake City.

   The Consumer Loan Servicing Center located in Boise, reviews and tracks all loan documentation, stores and maintains all loan files, follows up on lien perfection, processes payments, reconciles accounting records and provides for internal and external reporting for all of the Bank's direct and indirect consumer lending business. In addition, this department provides central processing of manufacturers' drafts and flooring requests for the Regional Dealer Services Centers and processing of flooring billing and payments.

   Credit administration is provided by the Small Business and Consumer Loan Administration department located in Boise. This department provides policy and functional guidance for all areas of consumer lending.

Underwriting

   The Bank uses the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a Dealer and in making an installment loan. Each applicant is evaluated individually by the Bank based on underwriting guidelines developed by the Bank. These underwriting guidelines are intended to assess the applicant's ability to repay such loan and the adequacy of the Financed Vehicle as collateral. Among the criteria considered in evaluating the individual applications are (i) stability of the applicant with specific regard to the applicant's length of residence in the area, occupation, length of employment, and whether the applicant rents or owns a residence, (ii) the applicant's payment history, (iii) a debt service to net monthly income ratio test, and (iv) a loan to value ratio test taking into account the age, type and market value of the Financed Vehicle.

   The Bank obtains information from the loan application form which generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history, and a description of the Financed Vehicle. Upon receipt of an application, the Bank obtains a credit bureau report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Where appropriate, the Bank's analysts verify the applicant's employment or check directly with the applicant's creditors. The Bank's general policy is to decline applications for applicants whose debt service to net monthly income ratio exceeds 50%.

   The amount financed by the Bank under a retail installment sale contract generally will not exceed (i) for a new Financed Vehicle, 110% of the Dealer wholesale price, plus sales tax, license fees, title fees, service and warranty contracts, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing and (ii) for a used Financed Vehicle, 110% of the wholesale value of the

Financed Vehicle (as determined according to industry standards and price quotations), plus sales tax, license fees, title fees, and premiums for credit life and credit accident and health insurance obtained in connection with the vehicle or the financing. However, the maximum amounts advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the Financed Vehicle. These adjustments are made to assure the Financed Vehicle constitutes adequate collateral to secure the Motor Vehicle Loan.

   Since January 1994, an empirically based credit scoring process has been used to objectively index an applicant's creditworthiness. This scoring process was created using historical information from the database of Motor Vehicle Loans owned and serviced by the Bank. Through credit scoring, the Bank evaluates credit profiles in order to quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by the Bank is periodically reviewed and validated and, if necessary, updated based upon statistical sampling of actual credit results. The Bank's credit scoring process is intended to provide a basis for lending decisions, but is not meant to supersede the judgment of the credit analyst.

   The information for an applicant is evaluated by the Bank's experienced credit officers as a package; no one factor is determinative to the analysis. As a result, certain Motor Vehicle Loans may not comply with all of the Bank's guidelines. Deviations from the guidelines must be approved by a lending officer with appropriate authority. Motor Vehicle Loans which do not comply with all of the Bank's guidelines must have strong compensating factors which indicate a high ability of the applicant to repay the loan. Any Receivables sold by the Bank to any Trust which were the subject of special financing or other promotional programs will have been approved by the Bank in accordance with its normal and customary underwriting practices and procedures for all Motor Vehicle Loans.

   The Bank has established internal control procedures and performs periodic audits to ensure compliance with the underwriting guidelines and its established policies and procedures for Motor Vehicle Loans originated directly by the Bank as well as those originated through Dealers.

   Dealers from which the Bank purchases retail installment sale contracts have been selected by the Bank based on the Dealer's financial and operating history. Each such Dealer has made representations and warranties to the Bank with respect to the contracts originated through it and the security interests in the Financed Vehicles relating thereto, although such representations and warranties do not relate to the creditworthiness of any applicant or the collectibility of any loans. However, as to a generally small percentage of the Motor Vehicle Loans, there is recourse to a Dealer ("direct recourse") if an applicant defaults under a Receivable, subject to certain conditions to be fulfilled by the Bank. Upon breach of any representation or warranty made by a Dealer with respect to a retail installment sale contract originated through it, the Bank has a right against such Dealer to require it to repurchase such contract. Generally, in determining whether to exercise such right or any right of direct recourse, the Bank considers the prior performance of the Dealer and other business and commercial considerations. The Bank, as Servicer, is obligated to enforce such rights with respect to Dealer Agreements relating to the Receivables in accordance with such customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the applicable Trust.

Servicing and Collections

   Collection activities with respect to delinquent Motor Vehicle Loans are performed by the Bank's collection personnel. Under current practices, collection personnel generally initiate contact, by mail, with obligors whose Motor Vehicle Loans have become more than 10 days delinquent. In the event that such contact fails to resolve the delinquency, the collection personnel typically contact the obligor by telephone after the Motor Vehicle Loan becomes 13 days delinquent. Generally, after a Motor Vehicle Loan continues delinquent for 90 days, the Financed Vehicle is repossessed; however, under certain circumstances, the Financed Vehicle may be repossessed immediately after a Motor Vehicle Loan has become delinquent. After repossession, the

Bank is required to give reasonable notice of any proposed sale of the Financed Vehicle, and the Bank's practice is to give the obligor 10 days' notice unless otherwise required by law. Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the vehicle to be repossessed. The Bank recognizes losses on Motor Vehicle Loans at the time it deems such Motor Vehicle Loans to be uncollectible, which is generally at the time it has exhausted all of its non-legal remedies, typically no later than the 120th day of delinquency. The servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment. Upon repossession and disposition of the Financed Vehicle, any deficiency remaining will be pursued to the extent deemed practical.

   The Bank, as Servicer, may, on a case-by-case basis, permit extensions with respect to the due dates of Receivables or payment deferrals in the discretion of a collector other than the origination officer. In addition to such extensions, the Bank, as Servicer, has historically offered payment deferrals to a broader population of qualifying applicants in June and in December of each year. Unless otherwise specified in a Prospectus Supplement, all obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of such payment deferrals. Any such deferrals or extensions may extend the maturity of the applicable Receivable and increase the weighted average life of the Receivables and any fees associated therewith will increase the principal balance of the related Receivable. Any deferral or extension could also result in delays of payments on the related Securities.

Physical Damage Insurance

   The Bank requires that an obligor provide an insurance policy covering collision and comprehensive insurance. The deductibles are a maximum of $1,000 (or such other amount as the Servicer determines, consistent with the standard of care required by the applicable Sale and Servicing Agreement) each for the collision insurance and the comprehensive insurance.

   In addition, although each Receivable generally gives the Bank the right to force place insurance coverage in the event the required physical damage insurance on a Financed Vehicle is not maintained by an obligor, the Bank is not obligated to place such coverage. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

   The Bank reserves the right to change its policies with respect to insurance on Financed Vehicles in accordance with its business judgment.

Delinquency and Loss Experience

   Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for obligors, rising consumer debt burden per household and increases in personal bankruptcies. Information with respect to delinquencies, repossessions and charge-offs will be set forth in the Prospectus Supplement, including, to the extent appropriate, data indicating the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans. No assurance can be made that the performance of the Receivables in any Trust will be similar to historical experience.

                      MATURITY AND PREPAYMENT ASSUMPTIONS

   Full or partial prepayments on the Receivables in a Trust will have the effect of reducing the weighted average life of the Securities, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Securities. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the related Financed Vehicle or the Receivable becoming a Liquidating Receivable. If a Prospectus Supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption on or immediately following the end of the Funding Period (as defined in the related Prospectus Supplement) in an amount and in the manner specified in the related Prospectus Supplement. No assurance can be given as to the level or timing of prepayments. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Interest Rate or Pass-Through Rate. Securityholders will bear all reinvestment risk resulting from prepayment of the Receivables in the related Trust.

   The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables in a Trust. Any reinvestment risks resulting from a faster or slower incidence of prepayment of such Receivables will be borne by the related Securityholders. See "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase all of the Receivables in a Trust in certain circumstances.

   The Bank maintains certain records of the historical prepayment experience of its portfolio of Motor Vehicle Loans. The Bank does not believe that such records are adequate to provide meaningful information with respect to the Receivables in a Trust. In any event, no assurance can be given that prepayments on such Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to any Receivables.

                      POOL FACTORS AND TRADING INFORMATION

   The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the close of such date (after giving effect to payments to be made on such date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates, if any, will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates, as of the close of such date (after giving effect to distributions to be made on such date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be
1.0000000 as of the date of the initial issuance of the Securities (the "Closing Date") and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

   Securityholders will receive periodic reports concerning payments received on the Receivables, the Aggregate Receivables Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, in each case related to such Trust, and various other items of information specified in the related Prospectus Supplement. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                USE OF PROCEEDS

   Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given Series (after making the initial deposit in the related Reserve Account, if any, Yield Supplement Account, if any, or the deposit of the Pre-Funded Amount into the related Pre-Funding Account, if any) will be added to the Seller's general funds.

                                    THE BANK

   First Security Bank(R), N.A., a national banking association (the "Bank"), which will act as the Seller and Servicer for the Trusts, is a subsidiary of First Security Corporation, a Delaware multi-state financial services corporation based in Salt Lake City, Utah. First Security Corporation is the oldest continuously operating multi-state bank holding company in the United States. The Bank is a major participant in the motor vehicle financing and dealer flooring markets in Utah, Idaho and neighboring market areas, as well as in all facets of consumer and commercial lending.

                            DESCRIPTION OF THE NOTES

General

   With respect to each Trust, one or more classes of asset-backed notes (the "Notes") will be issued pursuant to the terms of an Indenture (each, an "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. With respect to each Series, the rights and benefits of the Trust in the Trust Property will be assigned to the Indenture Trustee as collateral for the related Notes and Certificates to the extent provided in the related Indenture. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Notes of any Series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Notes and the related Indenture.

   Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust, the "Depository"), except as set forth below.

Principal and Interest on the Notes

   The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes will be described in the related Prospectus Supplement. Each Prospectus Supplement will specify the Distribution Dates on which payments will be made (each, a "Payment Date"), which may be monthly, quarterly or otherwise. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of each Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate or the method for determining the Interest Rate for each class of Notes of a given Series. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of any applicable Funding Period or as a result of the Servicer's exercise of its purchase option.

   In the case of a Series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest of each such class, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

   Unless the related Prospectus Supplement specifies that Notes of different classes within a Series will have different priorities, payments to Noteholders of all classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available could be less than the amount of total interest required with respect to the Notes on any of the Payment Dates; in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to each such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

   To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of Notes may be entitled to receive principal payments prior to the receipt of principal payments by other classes of such Series. If so provided in the related Prospectus Supplement, a class or classes of Notes may have a Final Scheduled Distribution Date of less than 397 days from the applicable Closing Date and such class or classes may have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related Final Scheduled Distribution Date would constitute an Event of Default under the related Indenture.

   To the extent specified in the related Prospectus Supplement, one or more classes of the related Series of Notes may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of the related Series of Notes may be designated to receive principal payments on a Payment Date only if principal payments have been made to another class of Notes, and to receive any excess payments over the amount required to be paid to another class of Notes on such Payment Date. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

   If the Servicer exercises its option, if any, to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" herein, the related outstanding Notes will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Noteholders of the related Series may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

The Indenture

   Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power therein conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trustee Indenture Act of 1939, as amended; and
(viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

   Modification of Indenture With Noteholder Consent. With respect to each Trust, such Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

   Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required (a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes required to direct the related Indenture Trustee to sell or liquidate the Receivables, the consent of the holders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements;
(vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

   Events of Default; Rights Upon Event of Default. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default in the payment of any interest on any such Note for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture which default materially and adversely affects the rights of the related Noteholders, and which default continues for a period of 30 days after written notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least a majority in principal amount of such Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less); or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the related Trust. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the related Note Distribution Account (absent acceleration of the Notes). Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes on any Payment Date generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

   If an Event of Default should occur and be continuing with respect to the Notes of any Series, unless otherwise specified in the related Prospectus Supplement, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

   If the Notes of any Series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the related Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal and the accrued interest on such outstanding Notes at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any such Notes, and such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of such Notes.

   If an Event of Default occurs and is continuing with respect to a Series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

   Unless and to the extent the related Prospectus Supplement specifies other circumstances in which a holder of a Note of a Series will have the right to institute the proceedings described below, no holder of such a Note will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than a majority in principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request, (iv) such Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and
(v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

   In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

Certain Covenants

   Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the

United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments of principal and interest on the related Notes and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default with respect to such Series shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the ratings, if any, of the Notes and the Certificates, if any, then in effect would not be downgraded or withdrawn by the related Rating Agencies as a result of such merger or consolidation, (v) such action as was necessary to maintain the lien and security interest created by such Indenture shall have been taken, and (vi) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder or Certificateholder.

   Each Trust will not, among other things, (i) except as expressly permitted by the related Indenture, the related Transfer and Servicing Agreements and the related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, or (v) permit any lien of such Indenture not to constitute a valid first priority security interest in the related Receivables (other than with respect to any such tax, mechanics' or other lien).

   No Trust may engage in any activity other than as specified herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. To the extent required by the Trust Indenture Act of 1939, as amended, the Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the related Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

   The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time. The Administrator of the related Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Administrator of the related Trust will be obligated to appoint a successor indenture trustee for the related Series of Notes. If an Event of Default occurs under an Indenture and the related Prospectus Supplement provides that a given class of Notes of the related Series is subordinated to one or more other classes of Notes of such Series, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of such classes of Notes. In any such case, the related Indenture will provide for a successor trustee to be appointed for one or more of such classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the related Indenture Trustee which are different from those of subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any Series of Notes will not become effective until acceptance of the appointment by the successor indenture trustee for such Series.

                        DESCRIPTION OF THE CERTIFICATES

General

   With respect to each Trust, one or more classes of asset-backed certificates (the "Certificates") of the related Series may be issued pursuant to the terms of a Trust Agreement (each, a "Trust Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Certificates of any Series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Certificates and the related Trust Agreement.

   The related Prospectus Supplement will specify whether each class of Certificates of the related Series offered thereby will initially be represented by one or more Certificates, in each case registered in the name of the Depository or its nominee (except as set forth below) or will be issued in fully registered, certificated form.

Distributions of Interest and Certificate Balance

   The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest of each class of Certificates with respect to any Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Dates and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate (which may be zero for certain classes of Strip Certificates). The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given Series. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series will be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

   In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal on each such class, and any schedule or formula or other provisions applicable to the determination thereof, shall be as set forth in the related Prospectus Supplement.

   If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" herein, related Certificateholders will receive as prepayment an amount in respect of such Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, related Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

The Owner Trustee

   The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. The Owner Trustee under each Trust Agreement will perform administrative functions including, if specified in the related Prospectus

Supplement, making distributions from the related Certificate Distribution Account. An Owner Trustee may resign at any time by giving written notice thereof to the Administrator under the related Trust Agreement, in which event the Administrator or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement, becomes legally unable to act or if such Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

   Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the related Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the related Prospectus Supplement. Unless otherwise set forth in the related Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Interest and Certificate Balance" herein.

Floating Rate Securities

   Each class of Floating Rate Securities will bear interest for each related Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, an "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the related Prospectus Supplement as being applicable to such class.

   The related Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

   As specified in the related Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

   Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The related Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given Series, which may be either the Owner Trustee or any Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the related

Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Indexed Securities

   To the extent so specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the Final Scheduled Distribution Date for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the related Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the related Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

   If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the related Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the related Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the related Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

   Unless otherwise specified in the related Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Security. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable Final Scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

Book-Entry Registration

   Securityholders may hold their Securities through the Depository Trust Company ("DTC") (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

   DTC's nominee will be Cede & Co. ("Cede"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any book-entry securities of any class or Series. Unless and until Definitive Securities are issued under the limited circumstances described therein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing its interest in such Security. All references herein and in the related Prospectus Supplement to actions by Securityholders refer to actions taken by DTC upon instructions from its

Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable Securities, for distribution to Securityholders in accordance with DTC's procedures with respect thereto. See "--Definitive Securities" herein.

   Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers (who may include an underwriter with respect to any series), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to "Indirect Participants" such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

   A "Securityholder," as used herein, shall mean a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on Securities from the related Owner Trustee or Indenture Trustee, as applicable (the "Applicable Trustee"), through the Participants, who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Securityholders will not be recognized by the Trustee as Noteholders ("Noteholders") or Certificateholders ("Certificateholders"), as such term is used in the related Trust Agreement and Indenture, as applicable, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participants or organizations.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not physically possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of physical certificates for such Securities.

   DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

   The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement, as applicable, on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

   Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

   Except as required by law, neither the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

   Unless otherwise specified in the related Prospectus Supplement, any Notes or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Certificates" or "Definitive Notes," together, the "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to the Depository or its nominee, only if (i) the related Administrator notifies the Applicable Trustee in writing that it has been advised that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes or the Certificates and the Administrator is unable to locate a qualified successor,
(ii) the Administrator, at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, with respect to such Securities, the holders representing at least a majority of the outstanding principal amount of the related Notes or the Certificates, as applicable, of such Series advise the Applicable Trustee and DTC through Participants in writing that they have determined that the continuation of a book-entry system through the Depository (or successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Securities. Upon surrender by DTC to the Applicable Trustee of the global certificates representing the corresponding Securities and receipt by the Applicable Trustee of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities and thereafter the Applicable Trustee will recognize the holders of such Definitive Securities as Noteholders or Certificateholders under the related Indenture or Trust Agreement ("Holders").

   Distributions of principal with respect to, and interest on, such Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture or Trust Agreement, as applicable, directly to the Holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the related Applicable Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the related notice of final distribution mailed to Holders.

   Definitive Securities will be transferable and exchangeable subject to such reasonable regulations as the Applicable Trustee may prescribe. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other government charge imposed in connection therewith.

Reports to Securityholders

   With respect to each Series of Securities, on each Distribution Date, the Paying Agent will include with each distribution to each Noteholder and/or Certificateholder a statement prepared by the Servicer, which will include (to the extent applicable), among other things, the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes or Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (i) the amount of the distribution allocable to principal with respect to each class of such Notes and to the Certificate Balance of each class of such Certificates and the derivation of such amounts;

     (ii) the amount of the distribution allocable to interest on or with respect to each class of Notes and each class of Certificates of such Series;

     (iii) amount of the Servicing Fee paid to the Servicer in respect of the related Collection Period;

     (iv) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

     (v) the aggregate unreimbursed Advances (if any) as of the last day of the preceding Collection Period and the change in such amount from the previous Collection Period;

     (vi) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Collection Period;

     (vii) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, in each case after giving effect to all payments reported under clause (i) above on such date;

     (viii) the Interest Rate or Pass-Through Rate for the next period with respect to any class of Notes or any class of Certificates of such Series with variable or adjustable rates;

     (ix) the amount of the aggregate realized losses, if any, for the preceding Collection Period;

     (x) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall

  (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities and the change in such amounts from the preceding statement;

     (xi) the aggregate Repurchase Amounts with respect to the Receivables, if any, that were repurchased by the Seller or purchased by the Servicer in such Collection Period;

     (xii) the balance of the Reserve Account (if any) or any other enhancement account, as of such date, after giving effect to changes therein on such date, the calculation of the Specified Reserve Account Balance and the calculation of the components of the Specified Reserve Account Balance on such date (as defined in the related Prospectus Supplement) or any other required enhancement account balance on such date, and the components of calculating any such required balance;

     (xiii) for each date during the Funding Period, if any, the remaining Pre-Funded Amount; and

     (xiv) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series.

   Each amount set forth pursuant to subclauses (i), (ii), (iii) and (iv) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

   "Aggregate Receivables Balance" means, as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date.

   "Initial Receivable Balance" means, with respect to a Receivable, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, including insurance premiums, federal excise taxes, sales taxes and other items customarily financed as part of Motor Vehicle Loans and related costs, less payments received from the Obligor prior to the related Cutoff Date allocable to principal in accordance with the terms of the Receivable.

   "Receivable Balance" means, as of the last day of the related Collection Period, with respect to any Receivable, the Initial Receivable Balance minus the sum, in each case computed in accordance with the terms of the Receivable, of (i) that portion of payments due on and after the Cutoff Date and on or prior to the last day of the related Collection Period allocated to principal,
(ii) any prepayments applied by the Servicer to reduce the Receivable Balance and (iii) that portion of the following received and allocated to principal by the Servicer: proceeds from any insurance policies covering the Financed Vehicle or Financed Vehicles, Liquidation Proceeds and proceeds from any Dealer Agreement. The Obligor on a Receivable secured by multiple Financed Vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of such Financed Vehicles and the security interest in such vehicles will generally be released.

   Unless otherwise specified in the related Prospectus Supplement, the statements for each Collection Period will be delivered to DTC for further distribution to Securityholders in accordance with DTC procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" herein. The Servicer, on behalf of each Trust, will file with the Commission such periodic reports with respect to each Trust as required under the Exchange Act and the rules and regulations of the Commission thereunder.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Servicer or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder or Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   The following summary describes certain terms of (i) the Sale and Servicing Agreement pursuant to which each Trust will acquire Receivables from the Seller and the Servicer will agree to service such Receivables; (ii) the Trust Agreement pursuant to which each Trust will be created and (iii) the Administration Agreement pursuant to which the Bank will undertake certain administrative duties with respect to each Trust (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Transfer and Servicing Agreements related to any Series. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Transfer and Servicing Agreements.

Sale and Assignment of Receivables

   On or before the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Seller will transfer and assign in consideration of the receipt of the related Securities, without recourse, to the related Trust pursuant to a Sale and Servicing Agreement its entire interest in the Receivables, if any, certain related property and the proceeds thereof, including, among other things, its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement (a "Schedule of Receivables"). The Seller will sell the related Securities offered hereby (which may or may not include all Securities of such Series) to the respective underwriters set forth in the Prospectus Supplement. See "Plan of Distribution." To the extent specified in the related Prospectus Supplement, a portion of the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account and/or to the initial deposit into a Reserve Account, if any, or a Yield Supplement Account, if any. The related Prospectus Supplement for each Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the related Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

   Each Sale and Servicing Agreement will set forth criteria that must be satisfied by each Receivable. Unless the related Prospectus Supplement specifies that certain of the criteria set forth below are not required to be satisfied, the criteria will include, among others, the following: (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated by the Seller in the ordinary course of its business or has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business and has been purchased by the Seller in the ordinary course of the Seller's business and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting and enforceable security interest in favor of the Seller in the related Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by the Seller to the Trust, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the first and last payments may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) in the event of a complete prepayment, provides for a payment that will fully pay the principal balance of such Receivable as of the first day of the Collection Period in which the Receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related interest rate; (ii) the information set forth in the related Schedule of Receivables was true and correct as of the close of business of the Seller on the Cutoff Date; (iii) the Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable Federal, state and local laws, and regulations thereunder; (iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the

Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has no notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; (v) the Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the related Sale and Servicing Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this paragraph;
(vii) the Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen; (ix) except to the extent the Servicer customarily does not force place insurance, the Financed Vehicle securing each Receivable is insured under an insurance policy covering theft and physical damage, the premiums for which have been paid in full, and such insurance policy is in full force and effect; (x) the Receivable has not been sold, assigned, pledged or otherwise conveyed by the Seller to any person other than the related Trust, and, immediately prior to the transfer and assignment under the related Sale and Servicing Agreement, the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, such Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if such transfer to such Trust is deemed to be a transfer for security, such Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (xi) the Receivables are "chattel paper" as defined in the UCC; (xii) the Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable; and (xiii) there is only one original executed Receivable, and immediately prior to the related Closing Date, the Seller will have possession of such original executed Receivable.

   Unless otherwise provided in the related Prospectus Supplement, as of the last day of the month following the date (or, if the Seller elects, the last day of the month including such date) on which the Seller discovers or receives written notice from the Indenture Trustee that a Receivable does not meet any of the criteria set forth in the related Sale and Servicing Agreement and such failure materially and adversely affects the interests of the related Securityholders in such Receivable, the Seller, unless it has cured the failed criterion, will repurchase such Receivable from the related Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective contract rate of interest through the last day of the month of repurchase (the "Repurchase Amount"). The repurchase obligation will constitute the sole remedy available to any Securityholder, the Owner Trustee or the Indenture Trustee for the failure of a Receivable to meet any of the criteria set forth in the related Sale and Servicing Agreement.

   Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer and the Servicer will appoint the Custodian to hold such Receivables and the motor vehicle certificates of title relating thereto (each a "Receivable File") on behalf of the Trust and the related Indenture Trustee for the benefit of the Noteholders and Certificateholders to the extent set forth in the related Indenture. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to a Trust or the pledge to the Indenture Trustee and will not be segregated from the other Motor Vehicle Loans owned or serviced by the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to a Trust or the pledge of the Receivables to the related Indenture

Trustee, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust and the pledge to the related Indenture Trustee. See "Certain Legal Aspects of the Receivables."

Accounts

   With respect to each Trust, the Indenture Trustee will establish one or more segregated accounts in the name of the Indenture Trustee on behalf of the related Trust and for the benefit of the related Noteholders and any Certificateholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Indenture Trustee will also establish and maintain an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which, to the extent and in the manner described in the related Prospectus Supplement, amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholder will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). Unless otherwise provided in the related Trust Agreement, the Owner Trustee will establish and maintain an account, in the name of the Trust on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account").

   The Collection Account, Note Distribution Account, Certificate Distribution Account, Pre-Funding Account, if any, Reserve Account, if any, Yield Supplement Account, if any, and any other accounts identified as such in a related Prospectus Supplement for a Series are collectively referred to as the "Trust Accounts."

   Each Trust Account will be at all times an Eligible Deposit Account, unless otherwise provided in the related Prospectus Supplement. If any Trust Account held by the Indenture Trustee in its own trust department ceases to be an Eligible Deposit Account, the Indenture Trustee will be required to transfer such Account to an Eligible Bank or otherwise cause such Account to again become an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

   "Eligible Bank" means any institution with trust powers (which may be the Bank or the Owner Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a combined capital and surplus in excess of $100,000,000, the deposits of which are insured to the full extent permitted by law by the FDIC, which is subject to supervision and examination by Federal or state banking authorities and which has (A) (i) a rating of at least P-1 from Moody's Investors Service, Inc. ("Moody's") and A-l+ from Standard & Poor's Ratings Service, a Division of the McGraw Hill Companies ("S&P") with respect to short-term deposits obligations, and (ii) a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations, or (B) such other ratings as may be described in a Prospectus Supplement.

   The Trust Accounts may be maintained with the Bank, or any affiliate of the Bank, if the Bank or such affiliate, as the case may be, and the Trust Accounts meet the eligibility criteria described in the preceding paragraphs.

   Funds in the Trust Accounts will be invested in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Securities and may include, if otherwise eligible, debt securities of the Owner Trustees, the Bank or any of their affiliates and money market funds for which the Owner Trustees, the Indenture Trustees, the Bank or any of their affiliates is an investment manager or investment advisor. Investments of amounts on deposit in the Trust Accounts with respect to any Collection Period or Distribution Date are limited to obligations or securities that mature not later than the business day preceding the related Distribution Date or, with respect to the Note Distribution Account, the next Payment Date (each, a "Deposit Date"). However, to the extent permitted by each Rating Agency, funds on deposit in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities. Unless otherwise provided in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts will be paid to the Servicer and will not be available to Securityholders.

   The Indenture Trustee will be the initial paying agent (the "Paying Agent") under each Indenture. An alternate Paying Agent may be appointed for the purpose of making distributions to the Noteholders in the manner provided in the Indenture.

Servicing Procedures

   The Servicer will service the Receivables of each Trust and will make reasonable efforts to collect all payments due with respect to such Receivables and, in a manner consistent with the related Sale and Servicing Agreement and with the terms of the Receivables, will follow such collection and servicing procedures as it follows with respect to comparable new or used automobile Receivables that it services for itself and that are consistent with prudent industry standards. See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The Servicer will not alter the number or amount of any payments, the Initial Receivable Balance, the Contract Rate under a Receivable or extend the term of a Receivable beyond the latest Final Scheduled Distribution Date for any class of Securities and will be obligated to purchase any Receivable so modified. Any such required purchase will constitute the sole remedy available to the Securityholders, the related Indenture Trustee or the related Owner Trustee for any such uncured breach. The Servicer may, however, permit extensions or payment deferrals with respect to a Receivable if certain eligibility requirements are met. See "The Motor Vehicle Loan Portfolio-- Servicing and Collections."

   Each Sale and Servicing Agreement will provide that the Servicer, on behalf of the related Trust, shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer has determined to charge off during any Collection Period in accordance with its customary servicing practices (each such Receivable, a "Liquidating Receivable"). Proceeds of any Liquidating Receivable are "Liquidation Proceeds." See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile Receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to receive an amount specified in the applicable Sale and Servicing Agreement as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation (collectively, "Liquidation Expenses").

Collections

   With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account on a daily basis within forty-eight hours of receipt. However, at any time that and for so long as each condition to making deposits less frequently than daily as may be required by the related Rating Agencies or any enhancement provider or as set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Deposit Date preceding the related day in each month specified in the related Prospectus Supplement (each, a "Distribution Date"). Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. The Servicer may, in order to satisfy the requirements described above, obtain letters of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables.

Servicing Compensation and Payment of Expenses

   Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period payable on the related Distribution Date in an amount equal to the sum of (i) the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and the Aggregate Receivables Balance as of the close of business on the last day of the second Collection Period immediately preceding the Collection Period in which such Distribution Date occurs and (ii) unless otherwise specified in the related Prospectus Supplement with respect to any Trust, any late fees, prepayment charges (other than deferral fees) and other fees and charges collected during the related Collection Period. The Servicing Fee will also include any interest earned during the Collection Period on deposits in the Trust Accounts to the extent set forth in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, the "Total Servicing Fee") will be paid solely to the extent of amounts allocable thereto as specified in the related Prospectus Supplement. The Servicer will be entitled to reimbursement from each Trust for certain liabilities.

   The Servicing Fee will compensate the Servicer for performing the functions of a third-party Servicer of motor vehicle Receivables as an agent for the Securityholders, including collecting and posting all payments and responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors and paying costs of collection and disposition of Financed Vehicles under Liquidating Receivables. The Servicing Fee also will compensate the Servicer for administering the Receivables of a Trust, accounting for collections and furnishing monthly and annual statements to the related Owner Trustee and the related Indenture Trustee with respect to distributions. The Servicing Fee will also compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent, the Transfer Agent, the Registrar and the Owner Trustee and its counsel, data processing costs and other costs incurred in connection with administering the applicable Receivables.

Net Deposits

   As an administrative convenience, the Servicer, so long as (i) no Event of Servicing Termination has occurred and is continuing and (ii) the Servicer has not been terminated as such, will be permitted to deposit the collections, aggregate Advances and Repurchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Seller for such Trust with respect to such Collection Period (remitting amounts to the Seller directly).

Advances

   The Prospectus Supplement may provide that the Servicer may, in its sole discretion, make a payment (an "Advance") with respect to each delinquent Receivable in an amount described in such Prospectus Supplement. The Servicer may elect not to make any Advance with respect to a Receivable under the circumstances described in the related Prospectus Supplement. The Servicer will be entitled to be reimbursed for outstanding Advances in the manner described in the related Prospectus Supplement. The Servicer will deposit all Advances with respect to any Distribution Date on the related Deposit Date.

Certain Matters Regarding the Servicer

   Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

   Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity assumes the obligations of the Servicer under a Sale and Servicing Agreement, will be the successor to the Servicer under that Sale and Servicing Agreement.

   Each Sale and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under such Sale and Servicing Agreement and will have no other obligations or liabilities thereunder. Each Sale and Servicing Agreement will also provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's Servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its own expense, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder.

Distributions

   With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, in respect of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable related Owner Trustee or Paying Agent to the Noteholders and the Certificateholders of such Series. The timing (monthly, quarterly or otherwise), calculation, allocation, order, source, priorities of and requirements for all payments to any class of Noteholders of such Series and all distributions to any class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

   With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the Collection Account directly to the Note Distribution Account and the Certificate Distribution Account, if any, for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a Reserve Account or Yield Supplement Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement.

   Except as otherwise provided in the related Prospectus Supplement, distributions in respect of interest on the Notes will be made prior to distributions of principal thereon. Distributions in respect of Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

Credit Enhancement

   The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of one or more subordinate classes of Securities, a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account, over collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement. Credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit or cash flow enhancement for a Series of Securities may cover one or more other Series of Securities.

   The presence of a Yield Supplement Agreement, a Reserve Account, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any form of credit enhancement, Securityholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.

   The Seller may add to or supplement the Credit Enhancement for any class of Securities with another form of Credit Enhancement without the consent of the related Securityholders, provided that if any such addition shall affect any class of Noteholders or Certificateholders differently from any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholder or Certificateholder.

   Reserve Account. If provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish a Reserve Account which will be maintained in the name of the related Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be included in the property of the related Trust. The Reserve Account will be funded by an initial deposit on the Closing Date and, if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date. As described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions will be made out of the related Reserve Account (i) to holders of the Securities covered thereby in the event of shortfalls and (ii) with respect to amounts, if any, in excess of the Specified Reserve Account Balance, to the Seller or to a third-party specified therein.

   In the event the funds on deposit in a Reserve Account are reduced to zero, the Securityholders of such Series will bear directly the credit and other risks associated with ownership of the Receivables held by the related Trust, including the risk that such Trust may not have a perfected security interest in the Financed Vehicles. In such case, the amount available for distribution may be less than that described in the related Prospectus Supplement and the Securityholders may experience delays or suffer losses as a result, among other things, of defaults and delinquencies by the Obligors or previous extensions made by the Servicer.

   Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, the Seller or a third party will enter into a Yield Supplement Agreement (each, a "Yield Supplement Agreement") and/or establish a Yield Supplement Account (each, a "Yield Supplement Account") with the related Indenture Trustee or related Owner Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the sum of the applicable Interest Rate or Pass-Through Rate and the Servicing Fee Rate.

Statements to Trustees and Trust

   Prior to each Distribution Date with respect to the Securities, the Servicer will provide to the related Owner Trustee and any Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Securityholders of such Series described herein under "Certain Information Regarding the Securities--Reports to Securityholders."

Evidence as to Compliance

   Each Sale and Servicing Agreement will provide that a firm of independent public accountants will annually furnish to the related Trust and related Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

   Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the related Indenture Trustee on or before March 15 of each year, beginning the first March 15 that is at least three months after the related Closing Date, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under such Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing
Date) or, if there has been a default in the fulfillment of any such obligation, describing such default.

   Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

Events of Servicing Termination

   Except as otherwise provided in the related Prospectus Supplement, "Events of Servicing Termination" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the related Owner Trustee or any Indenture Trustee the Servicer's report for the related Collection Period or any failure by the Servicer to deliver to the related Owner Trustee or Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of such Securities or the related Sale and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five business days after the due date; (ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the related Sale and Servicing Agreement, which failure materially and adversely affects the rights of the related Trust or the Securityholders (which determination shall be made without regard to whether funds are available to the Securityholders pursuant to any related Credit Enhancement) and which continues unremedied for 60 days after the date of written notice of such failure (A) to the Servicer by the related Owner Trustee or the related Indenture Trustee or (B) to the related Owner Trustee or the related Indenture Trustee and the Servicer by holders of the related Notes (so long as Notes are outstanding) evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding); or (iii) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions by the Servicer indicating its insolvency pursuant to bankruptcy, receivership, conservatorship, insolvency or similar proceedings or its inability to pay its obligations. The holders of the related Notes (so long as Notes are outstanding) evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding) may, with the written consent of any provider of enhancement specified in the related Prospectus Supplement, waive certain defaults by the Servicer in the performance of its obligations.

Rights Upon Event of Servicing Termination

   Unless otherwise provided in the related Prospectus Supplement, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the related Owner Trustee or holders of Certificates evidencing not less than a majority of the Certificate Balance then outstanding) by notice given in writing to the Servicer (and to the related Owner Trustee if given by the Certificateholders), may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor Servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If no Notes are outstanding, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement remains unremedied, the related Owner Trustee or holders of Certificates of the related Series evidencing not less than a majority of the Certificate Balance then outstanding, by notice given in writing to the Servicer (and to the related Owner Trustee if given by Certificateholders), may terminate all of the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement, whereupon a successor Servicer appointed by such Owner Trustee will succeed to all of the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that such Indenture Trustee or successor Servicer appointed by the Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. Such Indenture Trustee or successor Servicer may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee payable under such Sale and Servicing Agreement.

Waiver of Past Defaults

   Unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related Series (or, the holders of any Certificates of such Series evidencing not less than a majority of the Certificate Balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. No such waiver will impair such Securityholder's rights with respect to subsequent defaults.

Amendment

   Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in the Related Documents, (iii) to add or supplement any credit enhancement for the benefit of Noteholders or Certificateholders (provided that if any such addition affects any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, or (v) to add, change or eliminate any other provision of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of such Noteholders or Certificateholders; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass-Through Rate or the Specified Reserve Account Balance or (ii) reduce the aforesaid percentage required of Noteholders or Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

Payment of Notes

   Upon payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and any Certificateholders of such Series, will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

   With respect to each Trust, the obligations of the Servicer, the Seller, the related Owner Trustee and any related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the related Trust and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

   Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase all remaining Trust Property at a purchase price equal to the aggregate of the Repurchase Amounts of the remaining Receivables (other than Liquidating Receivables) from each Trust, as of the last day of any applicable Collection Period in which (i) the outstanding Aggregate Receivables Balance with respect to the Receivables held by such Trust is 10% or less (or such other percentage as is specified in the related Prospectus Supplement) of the Aggregate Starting Receivables Balance and (ii) the Repurchase Amount for the Receivables (other than the Liquidating Receivables) is greater than or equal to the sum of the outstanding principal balance of all of the Securities, plus accrued and unpaid interest thereon. The "Aggregate Starting Receivables Balance" shall mean the sum of the Aggregate Receivables Balance of all Receivables transferred to the related Trust as of the Cutoff Date and such amount will be specified in the related Prospectus Supplement.

   As more fully described in the related Prospectus Supplement, concurrently with the purchase event specified above, any outstanding Notes of the related Series will be redeemed and the subsequent distribution to any related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such Series.

   The related Owner Trustee and the related Indenture Trustee will give written notice of termination to each Securityholder of the related Series of record, which notice will specify the Distribution Date upon which such Securityholders may surrender their Securities to the related Owner Trustee for final payment. Upon receipt of written notice by the Trust, the Indenture Trustee will give written notice of redemption to each Noteholder of record and the Owner Trustee will give written notice of redemption to each related Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Owner Trustee specified in the notice of termination.

   Subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or any Paying Agent in trust for payment on the Notes which remain unclaimed for two years shall, upon request of such Trust, be paid to such Trust (or its successor). Following any such payment, the Owner Trustee and any Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against such Trust. If, within 18 months after the first notice of final payment on any Certificates, there remain Certificates which have not been surrendered for cancellation, the related Owner Trustee may take appropriate steps to notify the applicable Certificateholders (the cost thereof paid out of the unclaimed amounts). Subject to applicable law, any funds that then remain shall be paid to the Seller.

Administration Agreement

   With respect to each Trust, the Bank, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, the "Administration Agreement") with such Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust and Owner Trustee certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the "Administration Fee"), which will be paid by the Servicer or as otherwise set forth in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

   The Receivables are "chattel paper" as defined in Article 9 of the UCC.
Article 9 of the UCC specifically states that with respect to a sale of chattel paper, the provisions of Article 9 apply. In that connection and to avail each Trust and related Indenture Trustee of the benefits and protections afforded by the UCC to a purchaser of chattel paper whether by reason of a sale thereof or the grant of a security interest therein against other competing claimants, actions prescribed by the UCC will be taken to "perfect" the interests of each Trust and related Indenture Trustee in the Receivables transferred to such Trust and pledged or granted to the related Indenture Trustee. First, the Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of Washington, Utah and Idaho to evidence the sale to such Trust and also the pledge to the Indenture Trustee. Second, following the sale and assignment of the Receivables to a Trust, pursuant to the related Sale and Servicing Agreement, the Custodian will be appointed by the Servicer to have physical possession of the Receivables and the Receivable Files as custodian for the Trust and the related Indenture Trustee. The Receivables will not be stamped, or otherwise marked to indicate that they have been sold to such Trust or further pledged to the Indenture Trustee; however, the Servicer and the Custodian will indicate in their computer records that the Receivables have been sold to that Trust and pledged or granted to the Indenture Trustee and both will have notice of the interest of such Trust and the Indenture Trustee in such Receivables. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and somehow manages to take possession of the Receivables without actual knowledge of the Trust's or the Indenture Trustee's interests, such purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of that Trust and the Indenture Trustee. Under the related Sale and Servicing Agreement, in addition to the obligation to provide for perfection as above-described, the Seller is also obligated to assure that the interest of the Trust in the Receivables is perfected in such a manner as to affect the highest priority afforded by the UCC to such interests. Under the Indenture, the Trust is obligated to assure that the security interest created under the Indenture is maintained.

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

Security Interests in the Financed Vehicles

   Generally, retail motor vehicle installment sale contracts and installment loans such as the Receivables evidence loans to obligors to finance the purchase of motor vehicles. The loan documents also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Washington, Utah, Idaho and most other states, with the exception of the Idaho electronic title option hereinafter described, perfection of a security interest in the vehicle is accomplished by taking action to have the secured party's lien noted on the certificate of title. If the filing of the registration, title and lien application papers necessary to cause such notation to occur is accomplished within the appropriate period (20 days for Idaho and Washington and 30 days for Utah), the date of perfection is generally the date that such papers were executed except that the date of perfection in Washington is the date of attachment. Otherwise, perfection is deemed to occur at the time of filing such papers. Accordingly, if for any reason there is a failure to file such papers, or take other appropriate action, within the aforesaid period, subsequent purchasers and lien or security interest claimants whose interests are perfected before the filing of such papers would have prior claims to the vehicle. Also, even though the laws in Utah allow 30 days for such filing, a filing after 20 days exposes the secured party to a possible claim in a bankruptcy proceeding that the Obligor's grant of the security interest is a preferential transfer.

   According to recent revisions to the laws of Washington, a security interest in a certificated vehicle may be temporarily perfected through the use of a "transitional ownership record." This is an electronic record of the interests of secured parties in a particular vehicle. It is only effective when a secured party does not possess the actual title to the vehicle and the department of licensing already has a computer record of the vehicles. None of the Receivables will be perfected utilizing this revision.

   In Idaho, upon receipt of a properly completed title application, the department of motor vehicles is authorized to create a paperless electronic record of title to a vehicle in lieu of issuing a paper certificate of title if the department and the lienholder so agree in writing. Under this alternative method of registering and maintaining title to a motor vehicle, liens filed with the department shall be perfected and take priority according to the order of time in which the same are entered into the electronic records of the department. In the absence of a written agreement between the department and the lienholder to create a paperless electronic title, the paper certificate of title is the controlling title document evidencing the recording date.

   The Bank's practice is to take such action as is required in accordance with its normal and customary servicing practices and procedures to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of title is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Bank will warrant in each Sale and Servicing Agreement that it has an enforceable first priority perfected security interest with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

   Pursuant to each Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the related Trust. The Trust will pledge such interest to the Indenture Trustee for the benefit of the Noteholders and the Certificateholders to the extent provided in the related Indenture. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved.

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

   In Utah, Idaho and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the notation of the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust and Indenture Trustee against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Indenture Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the related Trust or Indenture Trustee has failed to obtain or maintain a perfected security interest in a Financed Vehicle, their security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

   With respect to each Trust, the Seller will warrant in the related Sale and Servicing Agreement as to each Receivable conveyed by it to such Trust that, on the Closing Date, it has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency) and such security interest will be assigned by the Seller to the related Trust. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Repurchase Amount. The repurchase obligation will constitute the sole remedy available to the affected Trust, the related Indenture Trustee, the related Owner Trustee and the related Securityholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

   In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Washington, Utah, Idaho and most other states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to reregister a motor vehicle, and many require that notice of such surrender be given to each secured party noticed on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would likely learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would likely learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Servicer would therefore have the opportunity to re-perfect the Seller's security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Motor Vehicle Loans, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor of a relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

   Under the laws of Washington, Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain Federal tax liens over the lien of a secured party. The laws of certain states and Federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. For each Trust, the Seller will warrant in the related Sale and Servicing Agreement that, as of the Closing Date, the Seller has not taken any action which would have a material and adverse effect on the interests of the related Trust and Securityholders. If the Seller takes any such action, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the related Trust, Owner Trustee, Indenture Trustee and Securityholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller.

Repossession

   In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the Financed Vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the Financed Vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, the laws of many jurisdictions (but not Washington, Utah and Idaho) require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession, except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

Notice of Sale; Redemption Rights

   The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest and, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states (but not Washington, Utah and Idaho), the Obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

Deficiency Judgments and Excess Proceeds

   The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and other states that do not prohibit or limit such judgments (assuming proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions). Although a deficiency judgment can be sought in Washington, deficiency judgments are limited to the extent (i) the agreement so provides and (ii) the collateral is chattel paper or accounts. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, and a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

   Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the Financed Vehicle or, if no such lienholder exists or funds remain after paying such other lienholders, to the Obligor.

Consumer Protection Laws

   Numerous Federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts and regulations, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and other similar laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as a Trust or an Indenture Trustee, to enforce secured loans such as the Receivables.

   The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in most states. Although the Bank is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Bank, and each Trust as a holder of Receivables, will be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle. In Washington, Utah and Idaho, such claims and defenses could also arise under state "lemon laws," statutes governing the sale of "salvage" vehicles, and other consumer protection laws. Other examples of such claims include, but are not limited to, breach of implied UCC warranties and fraud.

   Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage of such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Bank is not a seller of motor vehicles and is not subject to those laws, a violation thereof may form the basis for a claim or defense against the Bank or a Trust as a holder of the affected Receivable.

   Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

   The Seller will warrant in each Sale and Servicing Agreement as to each Receivable conveyed by it to the related Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the applicable Cutoff Date, an Obligor had a claim against such Trust for violation of any law and such claim materially and adversely affects that Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the related Trust,

Indenture Trustee, Owner Trustee and Securityholders against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

   The Seller intends that the transfer of the Receivables under each Sale and Servicing Agreement constitute a sale. FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to a Trust of payments collected on the Receivables. To the extent that the Seller is deemed to have granted a security interest in the Receivables to a Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to such Trust with respect to the affected Receivables should not be subject to recovery by the FDIC as receiver. If, however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee, on behalf of the Trust, to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in distributions on the Securities and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repay the Securities for an amount which may be greater or less than the principal balance thereof and which would shorten their weighted average life.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to such Plan Assets.

   ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of

ERISA and Section 4975 of the Code. The acquisition or holding of Securities by a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related Trust or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.

   In addition, certain transactions involving a related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Securities if assets of the Trust were deemed to be Plan Assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as Plan Assets only if the Plan acquired an "equity interest" in the Trust and none of the exceptions in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

   Any fiduciary or other Plan investor considering whether to purchase any Securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Securities offered thereby.

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described herein, subject to the provisions of our applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

   On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will sell to each of the underwriters named therein and in the related Prospectus Supplement (each, an "Underwriter"), and each of such Underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related Series set forth therein and in the related Prospectus Supplement. One or more classes of a Series may not be subject to an Underwriting Agreement. Any such classes will be retained by the Seller or sold in a private placement.

   In each Underwriting Agreement, the Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such Underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

   Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

   Each Underwriting Agreement will provide that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

   Each Trust may, from time to time, invest funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from the Seller or any of its Affiliates.

   Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such Underwriters to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters will represent that they will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

   Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that Series.

   The place and time of delivery for the Securities of any Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

   Certain legal matters will be passed upon for the Seller by Ray, Quinney & Nebeker, Salt Lake City, Utah and for the Underwriters by Kirkland & Ellis. Certain federal income tax and other matters will be passed upon for the Seller by Kirkland & Ellis. Certain Idaho state tax and other matters will be passed upon for the Seller by Moffatt, Thomas, Barrett, Rock & Fields, Alonzo W. Watson, a shareholder and director of Ray, Quinney & Nebeker, is also an officer of First Security Corporation. A daughter of the chief executive officer of First Security Corporation is a shareholder and director of Ray, Quinney & Nebeker.

                      WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the Securities with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

   The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov).

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement.

   As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 801-246-5976.

                                 INDEX OF TERMS

                                                                            Page
                                                                            ----
Administration Agreement...................................................  43
Administration Fee.........................................................  43
Administrator..............................................................  43
Advance....................................................................  37
Aggregate Receivables Balance..............................................  32
Aggregate Starting Receivables Balance.....................................  42
Applicable Trustee.........................................................  28
Bank.......................................................................  18
Base Rate..................................................................  26
Calculation Agent..........................................................  26
Cede.......................................................................  27
Cedel......................................................................  29
Cedel Participants.........................................................  29
Certificate Balance........................................................   5
Certificate Distribution Account...........................................  35
Certificateholders.........................................................  29
Certificate Pool Factor....................................................  17
Certificates...............................................................  25
Closing Date...............................................................  17
Code.......................................................................  48
Collection Account.........................................................  35
Collection Period..........................................................  36
Commodity Indexed Securities...............................................  27
Cooperative................................................................  29
Credit Enhancement.........................................................   6
Currency Indexed Securities................................................  27
Custodian..................................................................  13
Cutoff Date................................................................  13
Dealer.....................................................................  13
Dealer Agreements..........................................................  13
Definitive Certificates....................................................  30
Definitive Notes...........................................................  30
Definitive Securities......................................................  30
Deposit Date...............................................................  36
Depositaries...............................................................  28
Depository.................................................................  19
direct recourse............................................................  15
Disqualified Persons.......................................................  48
Distribution Date..........................................................  37
DTC........................................................................  27
Eligible Bank..............................................................  35
Eligible Deposit Account...................................................  35
Eligible Investments.......................................................  35
ERISA......................................................................  48
Euroclear..................................................................  29
Euroclear Operator.........................................................  29
Euroclear Participants.....................................................  29
Events of Default..........................................................  21

Events of Servicing Termination.............................................  40
Face Amount.................................................................  27
FDIA........................................................................  10
FDIC........................................................................  10
Final Scheduled Distribution Date...........................................   9
Financed Vehicles...........................................................  13
FIRREA......................................................................  10
Fixed Rate Securities.......................................................  26
Floating Rate Securities....................................................  26
FTC Rule....................................................................  47
Funding Period..............................................................  17
Holders.....................................................................  31
Indenture...................................................................  19
Indenture Trustee...........................................................   4
Index.......................................................................  27
Indexed Commodity...........................................................  27
Indexed Currency............................................................  27
Indexed Principal Amount....................................................  27
Indexed Securities..........................................................  27
Indirect Participants.......................................................  28
Initial Receivable Balance..................................................  32
Interest Rate...............................................................   4
Interest Reset Period.......................................................  26
Issuer......................................................................   4
LIBOR.......................................................................  26
Liquidating Receivable......................................................  36
Liquidation Expenses........................................................  36
Liquidation Proceeds........................................................  36
Moody's.....................................................................  35
Motor Vehicle Loans.........................................................  13
Note Distribution Account...................................................  35
Noteholders.................................................................  29
Note Pool Factor............................................................  17
Notes.......................................................................  19
Obligor.....................................................................  13
Owner Trustee...............................................................   4
Participants................................................................  28
Parties in Interest.........................................................  48
Pass-Through Rate...........................................................   5
Paying Agent................................................................  36
Payment Date................................................................  19
Plan Assets.................................................................  48
Plans.......................................................................  48
Pre-Funded Amount...........................................................   6
Pre-Funding Account.........................................................   6
Prospectus Supplement.......................................................   2
Receivable Balance..........................................................  32
Receivable File.............................................................  34
Receivables.................................................................  13
Related Documents...........................................................  23
Repurchase Amount...........................................................  34
Reserve Account.............................................................   6

Reserve Account Initial Deposit.............................................   7
Rules.......................................................................  29
S&P.........................................................................  35
Sale and Servicing Agreement................................................   7
Schedule of Receivables.....................................................  33
Securities..................................................................  12
Securityholder..............................................................  28
Seller......................................................................   4
Series......................................................................   4
Servicer....................................................................   4
Servicing Fee...............................................................  37
Servicing Fee Rate..........................................................  37
Specified Reserve Account Balance...........................................   7
Spread......................................................................  26
Spread Multiplier...........................................................  26
Stock Index.................................................................  27
Stock Indexed Securities....................................................  27
Strip Certificates..........................................................  25
Strip Notes.................................................................  19
Subsequent Receivables......................................................   6
Subsequent Transfer Date....................................................  33
Terms and Conditions........................................................  30
Total Servicing Fee.........................................................  37
Transfer and Servicing Agreements...........................................  33
Trust.......................................................................  12
Trust Account...............................................................  35
Trust Agreement.............................................................  25
Trust Property..............................................................  13
UCC.........................................................................  10
Underwriter.................................................................  49
Underwriting Agreement......................................................  49
Yield Supplement Account....................................................  39
Yield Supplement Agreement..................................................  39